                                                                    EXHIBIT 10.7


                                 LEASE BETWEEN


                           LENNAR NORTHEAST PARTNERS
                              LIMITED PARTNERSHIP


                                      AND


                         MODEM MEDIA ADVERTISING L.P.

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

1.   PREMISES................................................................  1

2.   TERM....................................................................  1

3.   RENTAL..................................................................  4

4.   UTILITIES...............................................................  5

5.   RENEWAL OPTION..........................................................  7

6.   ADDITIONAL RENT.........................................................  9

7.   USE OF PREMISES........................................................  18

8.   [MISSING]..............................................................  19

9.   TENANT'S IMPROVEMENTS AND ALTERATIONS..................................  19

10.  COMPLIANCE WITH INSURANCE REQUIREMENTS.................................  22

11.  COMPLIANCE WITH LAW....................................................  22

12.  SERVICES...............................................................  23

13.  INSURANCE..............................................................  24

14.  LIABILITY OF LANDLORD..................................................  26

15.  REPAIRS................................................................  27

16.  DESTRUCTION, FIRE AND OTHER CAUSES.....................................  28

17.  EMINENT DOMAIN.........................................................  30

18.  ASSIGNMENT, MORTGAGE, ETC..............................................  31

19.  CONDITIONS OF LIMITATION...............................................  34

20.  REMEDIES OF LANDLORD...................................................  36

                              TABLE OF CONTENTS
                                 (CONTINUED)

                                                                            PAGE
                                                                            ----

21.  REMEDIES OF TENANT...................................................... 38

22.  RULES AND REGULATIONS................................................... 38

23.  REPRESENTATIONS BY LANDLORD............................................. 38

24.  QUIET ENJOYMENT......................................................... 39

25.  ACCESS; RIGHT TO EXHIBIT PREMISES; NAME................................. 39

26.  SUBORDINATION........................................................... 40

27.  SURRENDER OF THE PREMISES............................................... 42

28.  BROKERAGE............................................................... 42

29.  FORCE MAJEURE........................................................... 42

30.  ESTOPPEL CERTIFICATE.................................................... 43

31.  HOLDOVER................................................................ 44

32.  NOTICES................................................................. 44

33.  WAIVER OF TRIAL BY JURY................................................. 45

34.  LATE PAYMENTS........................................................... 45

35.  EFFECTS OF WAIVERS OF DEFAULT........................................... 46

36.  LANDLORD'S RIGHT TO CURE DEFAULTS....................................... 46

37.  SECURITY DEPOSIT........................................................ 46

38.  PARKING................................................................. 47

39.  COMMERCIAL TRANSACTION.................................................. 47

40.  PARTIES BOUND........................................................... 47

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
                                                                            ----
41.  MISCELLANEOUS........................................................... 48

42.  ENTIRE AGREEMENT, ETC................................................... 49

                                 OFFICE LEASE


     This Lease dated June___, 1995, by and between LENNAR NORTHEAST PARTNERS LIMITED PARTNERSHIP, having an address c/o GRP Realty Company, 1150 Summer Street, Stamford, CT 06905, (hereinafter called the "Landlord"), and MODEM MEDIA ADVERTISING, L.P., having an office at 12 South Main Street, South Norwalk, CT 06854, (hereinafter called the "Tenant").

                             W I T N E S S E T H:

     1.   PREMISES

     The Landlord does hereby lease and demise to Tenant and Tenant does hereby hire and take from Landlord for the term and upon the rentals hereinafter specified:

          A. all of the office space on the second floor in the building (which building is hereinafter called "the Building" and located on land in the Town of Westport, State of Connecticut commonly known as 228 Saugatuck Avenue, being more particularly described in Exhibit A-1 annexed hereto and made a part hereof, hereinafter referred to as the "Land"), consisting of approximately 11,640 rentable square fee as shown on the floor plan(s) annexed hereto as Exhibit A-2 and made a part hereof, or initialed by the parties and incorporated hereby by reference (which space is hereinafter called the "Phase One Space");

          B. the office space on the first floor in the Building consisting of approximately 6,600 rentable square feet as shown on the floor plan(s) annexed hereto as Exhibit A-3 and made a part hereof, or initialized by the parties and incorporated hereby by reference (which space is hereinafter called the "Phase Two Space"); and

          C. the office space on the first floor in the Building consisting of approximately 4,996 rentable square feet as shown on the floor plan(s) annexed hereto as Exhibit A-4 and made a part hereof, or initialized by the parties and incorporated hereby by reference (which space is hereinafter called the "Phase Three Space").

     The Phase One Space, Phase Two and Phase Three Space are sometimes collectively referred to in this Lease as the "Demised Premises," and at other times individually referred to as "Phase" of the Demised Premises or "Phases" of the Demised Premises.

     2.   TERM

          A. The term of this Lease shall be for FIVE (5) years commencing on August 1, 1995 ("Commencement Date"), and ending on July 31, 2000 ("Expiration Date"), with exclusively occupancy of the Demised Premises to be delivered to Tenant as follows:

               (1) for the Phase One Space, occupancy commencing on August 1, 1995 ("Phase One Occupancy Date"), and ending on the Expiration Date, with payment of rent commencing on October 1, 1995;

               (2) for the Phase Two Space, occupancy commencing on November 1, 1995 ("Phase Two Occupancy Date"), and ending on the Expiration Date, with payment of rent commencing on November 1, 1995; and

               (3) for the Phase Three space, occupancy commencing on August 1, 1996 ("Phase Three Occupancy Date"), and ending the Expiration Date, with payment of rent commencing on August 1, 1996.

          B. Landlord shall diligently prepare each Phase of the Demised Premises in accordance with Exhibit B-1 for timely occupancy by Tenant. If any particular Phase of the Demised Premises is not ready for occupancy (as such term is defined below) on the dates set forth as the Occupancy Dates:

               (1) PHASE ONE: The Phase One Occupancy Date and the rent commencement date for such Phase, and the Expiration Date, shall be delayed by the period of time between August 1, 1995 and the date the Phase One Space is ready for occupancy. However, if such delay is caused by any act or omission of Tenant or any of its employees, agents, or contractors, including, but not limited to, failure by Tenant to act promptly when any consent or approval may be requested by Landlord, Tenant's obligation to pay rent for such Phase shall commence on the appropriate rent commencement date nevertheless and the Expiration Date set forth in Section 2A shall remain as set forth therein. If the Phase One Space is not ready for occupancy on or before August 14, 1995, Tenant shall be entitled to a rent abatement in the amount of $646.67 for each day after August 14, 1995 until the Phase One is ready for occupancy. Within five (5) business days after Phase One is ready for occupancy Landlord and Tenant shall sign a letter specifying the date that Phase One was ready for occupancy and specifying the Lease Expiration Date.

               (2) PHASE TWO: The Phase Two Occupancy Date and the rent commencement date for such Phase shall be delayed by the period of time between the scheduled Phase Two Occupancy Date and the date the Phase Two Space is ready for occupancy. However, if such delay is caused by any act or omission of Tenant or any of its employees, agents, or contractors, including, but not limited to, failure by Tenant to act promptly when any consent or approval may be requested by Landlord, Tenant's obligation to pay rent for such Phase shall commence on the appropriate rent commencement date nevertheless. If the Phase Two Space is not ready for occupancy on or before a date four (4) weeks after the scheduled Phase Two Occupancy Date, Tenant shall be entitled to a rent abatement in the amount of $366.67 for each day after such four (4) week period has expired until the Phase Two Space is ready for occupancy.

               (3) PHASE THREE: The Phase Three Occupancy Date and the rent commencement date for such Phase shall be delayed by the period of time between the scheduled Phase Three Occupancy Date and the date the Phase Three Space is ready for occupancy. However, if such delay is caused by any act or omission of Tenant or any of its employees, agents, or contractors, including, but not limited to, failure by Tenant to act promptly when any consent or approval may be requested by Landlord, Tenant's obligation to pay rent for such Phase shall commence on the appropriate rent commencement date nevertheless. If the Phase Three Space is not ready for occupancy on or before a date four (4) weeks after the scheduled Phase Three Occupancy Date, Tenant shall be entitled to a rent abatement in the amount of $277.56 for each day after such four (4) week period has expired until the Phase Three Space is ready for occupancy.

     For the purposes of this Section 2B, the architect preparing the construction plans and specifications shall be deemed to be Landlord's agent.

          C. Tenant, at its option, may accelerate the Occupancy Date for Phase Two and Phase Three of the Demised Premises by giving Landlord written notice at least ninety (90) days prior to its desired Occupancy Date for each such Phase, and by delivering plans and specifications for the construction of such Phase to Landlord at least sixty (60) days prior to the accelerated Occupancy Date. If Tenant accelerates any Occupancy Date as provided herein, then:

          (1) the date set forth in Exhibit B-1 for the delivery of plans and specifications by Tenant for each Phase shall be amended to a date sixty (60) days prior to the accelerated Occupancy Date for such Phase; and

          (2) the Phase Allowance as set forth in Exhibit B-1 shall be increased by $0.014 per rentable square foot for each day that the Occupancy Date for such Phase has been accelerated.

          D. Landlord agrees to give Tenant reasonable access to each Phase of the Demised Premises prior to the Occupancy Date for each Phase in order for Tenant to perform the installation of security, telephone, computer and other systems (Tenant's Installations) reasonably required by Tenant, subject to the following conditions:

               (1) All such Tenant's Installations shall be done pursuant to plans and specifications approved by Landlord, shall be completed at Tenant's full cost and expense, shall comply with all applicable governmental rules and regulations, shall be done by Landlord or contractors, subcontractors and mechanics approved by Landlord (such approvals not to be unreasonably withheld or delayed), shall be done in a good and workmanlike manner to Landlord's reasonable satisfaction, shall be done in a manner which will assure labor harmony at the Building and which will not in any way cause any delay in the completion of the work required of Landlord pursuant to Exhibit B-1, shall be consistent with the uses permitted under this Lease, and in all other respects shall comply with the terms and provisions of this Lease.

               (2) If any mechanic's lien is filed against the Demised Premises or the Landlord's Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant for Tenant's Installations, Tenant, at its sole cost and expense, shall commence legal proceedings to discharge such liens within thirty (30) days after the earlier to occur of receipt of notice of the filing of the lien from the lienor or the receipt of written notice of the filing of the lien from Landlord. If Tenant shall fail to commence legal proceedings to discharge any such lien within such thirty (30) day period, then Landlord shall have the right, but not the obligation, to discharge such lien, by payment, bond or otherwise, and the actual cost thereof shall be charged to Tenant, and such sum due Landlord shall be deemed additional rent and shall be paid by Tenant within 10 (ten) days of being billed therefor.

               (3) Landlord shall not be liable for any failure of any Building facilities or services caused by alterations, installations, and/or additions by Tenant, and Tenant shall promptly correct any such failure after written notice. In the event Tenant shall not promptly correct same within 10 days after notice, Landlord may make such correction and charge Tenant for the actual cost thereof. Such sum due Landlord shall be deemed additional rent and shall be paid by Tenant promptly upon being billed therefor.

               (4) Tenant shall indemnify and save harmless Landlord (and each Superior Lessor or Superior Mortgagee) from and against any and all liability and damages, and from and against any and all suits, claims and demands of every kind and nature, including reasonable attorney's fees and expenses, by or on behalf of any person, firm, association or corporation arising out of or based upon the installation of Tenant's Installations, unless caused by or due to the negligence or willful misconduct of Landlord, or Landlord's agents, contractors, servants or employees.

          E. Each Phase of the Demised Premises shall be deemed ready for occupancy at such time as (i) Landlord presents the Tenant with a Certificate of Occupancy of the Town of Westport for such Phase in the Demised Premises; and
(ii) the work to be performed by Landlord in accordance with the provisions of
Section 8 herein has been substantially completed. The terms "substantially completed" and "substantial completion" and terms of similar import whenever used in this Lease shall be deemed to mean that stage of the progress of the work to be done by Landlord as shall enable Tenant to commence its use or occupancy of all of each Phase of the Demised Premises for its normal business purposes without material interference by reason of the completion of unfinished details. In the event there are incomplete items ("Punch List") to be performed by Landlord subsequent to the Tenant's commencement of occupancy for each Phase, said work shall be done in a diligent manner and shall be completed in a reasonable time.

     3.   RENTAL

          A. Subject to the terms and conditions of Section 2, Tenant shall pay to Landlord a fixed periodic base rent as follows ("Minimum Rent"):

==========================================================================
                             DEMISED PREMISES
--------------------------------------------------------------------------
          YEAR             SQUARE  COST SQ FT  MONTHLY RENT   PERIOD RENT
                            FEET
                        --------------------------------------------------
October 1, 1995 to         11,640    $  20.00   $ 19,400.00   $  19,400.00
 October 31, 1995

                        --------------------------------------------------
Phase Two Occupancy        18,240    $  20.00   $ 30,400.00   $ 273,600.00
 Date (scheduled to be
 November 1, 1995) to
 July 31, 1996

                        --------------------------------------------------
Phase Three Occupancy      23,236    $  20.00   $ 38,726.67  $1,858,880.00
 Date (Scheduled to be
 August 1, 1996) to the
 Expiration Date
==========================================================================

          B. Tenant agrees to pay the first month's Minimum Rent for the Phase One Space upon the execution of this Lease.

          C. The annual rent shall be paid in twelve (12) equal installments in advance without notice on the first day of each calendar month during said term. Tenant shall pay the pro rata monthly portion of said rent for any fractional period of a month or fractional period of a lease year.

          D. In addition to said Minimum Rent, Tenant agrees to pay Landlord such Additional Rent, if any, as provided in this Lease (including, without limitation, the Additional Rent provided for in Sections 4 and 5).

     4.   UTILITIES

          A. Tenant shall pay to Landlord for all electricity used in the Demised Premises as follows:

========================================================================================
                         DEMISED PREMISES ELECTRICITY PAYMENTS
----------------------------------------------------------------------------------------
                                              SQUARE               MONTHLY     PERIOD
            YEAR                               FEET   COST SQ FT  ELECTRIC    ELECTRIC
----------------------------------------------------------------------------------------
August 1, 1995 to October 31, 1995            11,640   $  1.50    $1,455.00  $  4,365.00
----------------------------------------------------------------------------------------
Phase Two Occupancy Date (scheduled to        18,240   $  1.50    $2,280.00  $ 20,520.00
 be November 1, 1995) to July 31, 1996
----------------------------------------------------------------------------------------
Phase Three Occupancy Date (scheduled to      23,236   $  1.50    $2,904.50  $139,416.00
 be August 1, 1996) to the Expiration Date
========================================================================================

          These payments are to be considered as Additional Rent and are due and payable on the first of each month without notice. Notwithstanding anything to the contrary contained herein, Tenant shall have no obligation to pay for electricity or other utilities for any Phase prior to the date that such Phase is ready for occupancy.

          B. If Tenant installs any electrical equipment in the Demised Premises other than typewriters, copy machines, word processing equipment, personal computers, personal computer networking systems and phone systems, telecopy machines, and such other equipment as is considered standard and customary for general office use, Tenant shall pay Landlord as further Additional Rent a monthly amount equal to the estimated cost to run such electrical equipment. Said monthly amount shall be calculated by the local utility service from which electric power is purchased by Landlord by way of a survey conducted by such utility.

          C. Other than the electrical facilities servicing the Demised Premises on the Commencement Date, any additional risers, feeders or other equipment or service proper or necessary to supply the Demised Premises in excess of 6 watts per square foot, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord's reasonable judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Demised Premises, or cause or create a dangerous or hazardous condition, or entail excessive or unreasonable alterations, repairs or expenses or interfere with or disturb other Tenants or occupants.

          D. Unless due to the act or neglect of Landlord or its agent, Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements.

          E. Except as elsewhere provided in this Lease, Tenant agrees not to make or perform or permit any alteration to wiring installations or other electrical facilities serving the Demised Premises, nor to connect any additional electrical equipment of any type to the Building's electrical distribution system, beyond such as exists in the Demised Premises on the Commencement Date, other than lamps, typewriters, copy machines, word processing equipment, personal computers, telecopy machines, computer networking equipment (excluding mainframe computers), and other small office machines which consume comparable amounts of electricity, without the Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. In no event shall Tenant use or install any fixtures, equipment or machines the use of which in conjunction with other fixtures, equipment and machines in the Demised Premises would result in an overload of the electrical circuits servicing the Demised Premises.

          F. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation. Landlord shall furnish, install and replace, as required, all lighting tubes, lamps, bulbs and ballasts required in the Demised Premises, at Tenant's sole cost and expense. All lighting tubes, bulbs and ballasts so installed shall become Landlord's property upon the expiration or sooner termination of this Lease.

     5.   RENEWAL OPTION

          A. Tenant shall have the option (the "Renewal Option") to extend the term of this Lease for two additional five (5) year periods (the "First Renewal Term" and the "Second Renewal Term," respectively). The Renewal Option granted Tenant herein may be exercised with respect to the entire Demised Premises only.

          B. The First Renewal Term shall commence on the date immediately succeeding the Expiration Date and end on the date which falls on the fifth anniversary of the Expiration Date.

          C. Tenant shall exercise its Renewal Option for the First Renewal Term by giving Landlord written notice (the "Renewal Notice") of Tenant's election to exercise the Renewal Option at least nine (9) months prior to the Expiration Date, provided that Tenant is not in default under any of the terms, covenants, or conditions of this Lease on Tenant's part to be observed or performed which remain uncured after any applicable cure period (i) on the date Tenant gives Landlord the Renewal Notice, and (ii) on the Expiration Date.

               (1) If Tenant does not exercise its Renewal Option for the First Renewal Term, Tenant shall pay to Landlord as Additional Rent, by bank check, certified check or wire transfer, the sum of $19,984.00, such payment to be made by Tenant within twenty (20) days of receipt of written notice from Landlord that such sum is due and owing. Tenant's failure to make this payment shall be deemed a failure to pay Additional Rent pursuant to this Lease.

          D. Provided Tenant has exercised its Renewal Option for the First Renewal Term, the Second Renewal Term shall commence on the date which falls on the fifth anniversary of the date immediately succeeding the Expiration Date and end on the date which falls on the tenth anniversary of the Expiration Date.

          E. Tenant shall exercise its Renewal Option for the Second Renewal Term by giving Landlord written notice (the "Renewal Notice") of Tenant's election to exercise the Renewal Option at least nine (9) months prior to the expiration date of the First Renewal Term of the Lease, provided that Tenant is not in default under any of the terms, covenants, or conditions of this Lease on Tenant's part to be observed or performed which remain uncured after any applicable cure period (i) on the date Tenant gives Landlord the Renewal Notice, and (ii) on the expiration date of the First Renewal Term of the Lease.

          F. If the term of this Lease is renewed as aforesaid, the Renewal Terms shall be upon the same terms, covenants, and conditions as those contained in this Lease insofar as the same may be applicable and relevant, except that
(i) there shall be no further right of renewal after the Second Renewal Option and (ii) the Minimum Rent to which reference is made in section 4 hereof for each Renewal Term shall be ninety-five percent (95%) of an annual fair market rental value as determined below.

     G. Fair market rental value for each Renewal Term shall be determined as follows:

          (1) Sixty days prior to the commencement of each Renewal Term Landlord shall submit to Tenant in writing its determination of the fair market rental value of the Demised Premises. If Tenant disputes Landlord's determination of fair market rental value, Tenant shall, prior to the commencement of each Renewal Term, submit its own determination of fair market rental value to Landlord, in writing. If Tenant fails to dispute Landlord's determination by the commencement of each Renewal Term, then Landlord's determination of fair market rental value shall be conclusive upon the parties.

          (2) If Tenant disputes the Landlord's determination of fair market rental value and the parties are unable to agree on fair market rental value, it shall be determined by way of real estate appraisers. Either party may commence the appraisal process by selecting a real estate appraiser to determine the fair market rental value, and shall give written notice of such selection to the other party. The other party shall then have fifteen (15) days to select its own appraiser. The appraisers shall together determine the fair market rental value of the Demised Premises within 30 days of the selection of the second appraiser. If the other party fails to select an appraiser within the 15 day time period, the first appraiser shall determine the fair market rental value and its decision shall be conclusive upon the parties.

          (3) If the appraisers cannot agree on the fair market rental value, then they shall together appoint a third appraiser having at least five (5) years experience as an MAI commercial real estate appraiser in Fairfield County, Connecticut, who shall, within 30 days of his being appointed, determine the fair market rental value, which value shall not exceed nor be lower than the two original appraisals. Each party shall be responsible for the fees of the appraiser it selects, and shall evenly divide the fees of the third appraiser, should one be selected.

          (4) If the determination of fair market rental value requires the use of appraisers, Tenant shall continue to pay rent to the Landlord at the last established Minimum Rent together with 75% of the proposed rent increase (if any) as calculated from the Landlord's determination of fair market rental value until a new Minimum Rent is determined. Once the new Minimum Rent is determined:

               (a) Tenant shall pay to Landlord any amounts due as a result of the new Minimum Rent within 15 days of its determination, less any amounts paid by the Tenant to the Landlord pursuant to this section; or

               (b) Landlord shall credit any amounts that Tenant paid to Landlord pursuant to this section in excess of the Minimum Rent due based upon the determination of fair market rental value against the next Minimum Rent due and owing pursuant to the Lease.

     6.   ADDITIONAL RENT

     Landlord and Tenant agree that the rent stated in Section 3 about is a Minimum Rent subject to a periodic increase, if any, as herein set forth (all such increases shall constitute rent hereunder and are hereinafter collectively referred to as "Additional Rent"):

          A.   Operating Expenses

               (1) For the purposes of this Lease, the "Operating Expense Base" shall be determined by using actual Building operating costs to the extent available, otherwise using Landlord's best estimates of one year's operating costs under current conditions adjusted to 90% occupancy. Landlord shall provide Tenant with a copy of a breakdown of the actual and/or estimated itemized expenses compiled to determine the Operating Expense Base. Landlord shall give written notice, which notice shall contain all of the calculations relating thereto, of any adjustments made to the Operating Expenses Base.

               (2) The term "Lease Year" for the purpose of Section 6A shall mean each calendar year succeeding the Base Year and the final period of twelve (12) months or less commencing with January 1 immediately preceding the Expiration Date. The term "Base Year" shall mean the calendar year 1996.

               (3)  "Tenant's Proportionate Operating Share" shall be as
                     follows:

                    (a) for the period of time that the Phase One Space is deemed ready for occupancy, (50.0946%), which percentage has been computed on the basis of a fraction, the numerator of which is the agreed rentable square foot area of Phase One in the amount of 11,640 square feet, and the denominator of which is the agreed rentable square foot area of the Building in the amount of 23,236 square feet;

               (b) for the period of time that the Phase One and Phase Two Spaces are deemed ready for occupancy, (78.4988%), which percentage has been computed on the basis of a fraction, the numerator of which is the agreed rentable square foot area of Phase One and Phase Two in the amount of 18,240 square feet, and the denominator of which is the agreed rentable square foot area of the Building in the amount of 23,236 square feet;

               (c) for the period of time that the entire Demised Premises are deemed ready for occupancy, (100%), which percentage has been computed on the basis of a fraction, the numerator of which is the agreed rentable square foot area of the Demised Premises in the amount of 23,236 square feet, and the denominator of which is the agreed rentable square foot area of the Building in the amount of 23,236 square feet.

          (4) Prior to the commencement of each Lease Year, Landlord shall estimate any anticipated increase in Operating Expenses of the Building for such Lease Year over the Operating Expenses Base, and during such Lease Year or portion thereof Tenant shall pay to Landlord as Additional Rent, an amount per month equal to one twelfth (1/12th) of the sum obtained by multiplying such estimated increase in Operating Expenses by Tenant's Proportionate Operating share.

          (5) As soon as practicable following the end of each Lease Year, Landlord shall determine the actual Operating Expenses of the Building for such Lease Year and the increase in the actual Operating Expenses for such Lease Year over the Operating Expenses Base, if any. If the total payments made by Tenant to Landlord on account of anticipated increased Operating Expenses during any Lease Year shall exceed the amount of increased Operating Expenses incurred by Landlord such excess shall be credited by Landlord against the next succeeding installment(s) of Minimum Rent and Additional Rent payable by Tenant pursuant to
               Section 6A. If, however, said payments made by Tenant were not sufficient to pay said increased actual Operating Expenses for the applicable Lease Year, then Tenant agrees to pay to Landlord the amount necessary to make up the deficiency within thirty (30) days after notice of such deficiency.

               Regardless of the amount of time that passes before Landlord makes its determination of Operating Expenses, Tenant will not be relieved of its responsibility to pay the increase that may be due, if any.

               (6) The notice described in Section 6A.(5) shall contain a true and accurate statement itemized by expense category ("Landlord's Operating Statement"), setting forth the amount, if any, due to Landlord or Tenant under the provisions of Section 6A.

               (7) Landlord's Operating Statement shall be conclusive and binding upon Tenant unless within thirty (30) days after receipt of Landlord's Operating Statement: (a) Tenant shall pay the amount shown on such Landlord's Operating Statement, and (b) simultaneously with such payment, Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the respect in which the statement is claimed to be incorrect. Any such disputed payment shall be without prejudice to Tenant's position.

               (8) If Tenant notifies Landlord that it disputes the amount shown on Landlord's Statement in accordance with sub-section 6A.(7), then, within 30 days of such notice of dispute, Landlord and Tenant shall select an independent Certified Public Accountant having real estate experience reasonably acceptable to both Landlord and Tenant to resolve such dispute, which resolution shall be conclusively binding upon Landlord and Tenant. Landlord shall afford such accountant reasonable access to Landlord's books and records to the extent such account deems necessary in order to reach its decision. The fees and expenses involved in such resolution shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, the accountant shall apportion the fees and expenses between the parties based upon the degree of success of each party).

               (9) Landlord agrees to maintain books and records reflecting Operating Expenses, which books and records may be examined and photocopied (at Tenant's sole cost and expense) by Tenant, its authorized agents or accountants, after notice and during regular business hours, for the purpose of verifying the information contained in Landlord's Operating Statement.

              (10) If the dispute shall be determined in Tenant's favor, the amount of Tenant's overpayment of Additional Rent resulting from compliance with Landlord's Operating Statement shall be credited by Landlord against the next succeeding installment(s) of Minimum Rent and Additional Rent payable by Tenant pursuant to Section 6A.

              (11) Landlord and Tenant shall each pay for their own expenses paid or incurred in connection with such dispute.

         (12) For the purposes of determining any Additional Rent pursuant to the terms hereof, the term "Operating Expenses" shall include reasonable operating expenses paid or incurred by Landlord (exclusive of all expenses for which Landlord is reimbursed directly by Tenant or any other Tenant in Building) for the normal operation of Landlord's Building and are herein defined to include, but are not limited to, the following:

               (a) Salaries, wages, bonuses, hospitalization, medical, surgical and general welfare benefits (including group insurance and retirement benefits and all other fringe benefits) for non-executive employees of Landlord or any contractor of Landlord engaged in the operation, cleaning, repair, safety, management and security of Landlord's Building, and any social security, unemployment and other payroll or government taxes which may be levied on account of any of the foregoing.

               (b) All janitorial supplies, tools and materials (including uniforms and work clothes) used and necessary in the operation and maintenance of Landlord's Building.

               (c) The cost of water and sewage, gas, electricity and such other fuel for the heating, lighting, ventilating and air-conditioning of Landlord's Building.

               (d) The cost of all necessary maintenance, repair and service agreements on equipment, including protection service, window cleaning and elevator maintenance, exterminating, rubbish removal, janitorial service, landscaping and carpet cleaning.

               (e) Insurance premiums for workman's compensation, employer's liability insurance, comprehensive general liability and fire and extended coverage insurance and all other insurance coverage that Landlord may reasonably deem necessary for the operation of Landlord's building.

               (f) The cost of non-capital and non-structural repairs, replacements and general maintenance of the Building and the real property described in Schedule A attached hereto hereinafter referred to as the ("Land"), exclusive of expenses of alterations of premises for the accommodation of a specific Tenant or Tenants.

               (g) Legal, accounting and other professional fees and disbursements incurred in connection with the operation and management of

                    Landlord's Building (but not including legal fees and disbursements incurred in connection with leases to Tenants or potential Tenants of the Building, or disputes with Tenants of the Building).

               (h) Management fees paid to entities which are not affiliated with Landlord (provided, however, that if no managing agent is employed by Landlord, or if the managing agent is affiliated with Landlord a sum in lieu thereof which is not in excess of five (5%) percent of all rental income payable to Landlord in connection with the Building, including, without limitation, all Minimum Rent, Additional Rent for Operating Expenses and utility service, as well as all other escalations and special charges payable to Landlord.

               (i) The cost of the rental of equipment designed to result in a savings or reduction in the amount of Operating Expenses.

               (j) Expenditures for capital improvements to the Building or any part thereof, designed to result in a reduction in Operating Expenses, amortized over their useful life as determined by the Landlord in its reasonable discretion.

               (k) Expenditures pursuant to Section 11B, amortized over their useful life as determined by the Landlord in its reasonable discretion.

          (13) Notwithstanding the foregoing provisions of Section 6A, the following costs, expenses and items shall be deemed to be excluded from the calculation of Operating Expenses:

               (a) any amortization or depreciation of Landlord's acquisition cost, development expenses or adjusted basis of the Building (including, without limitation, any of the furnishings and fixtures whereunto);

               (b) interest and principal payments on debt of the Landlord or debt which is secured with a lien on the Building, including late fees, default interest and other costs charged to Landlord with respect to such indebtedness excepting any costs included in such indebtedness which are otherwise defined as Operating Expenses;

               (c) any items otherwise properly constituting an Operating Expense to the extent payment therefor is received from or payable by tenants for services rendered or performed directly for the account or such tenants;

               (d) the cost of any repairs or alterations necessitated by a condemnation action, eminent domain proceeding or other taking by any governmental agency;

               (e)  marketing, advertising expenses and brokerage commissions;

               (f) legal and accounting fees and court costs related to disputes with tenants, the enforcement of any tenant leases, the defense of Landlord's title to or interest in the building or procuring new tenants or prospective new tenants for the Building;

               (g) the cost of any work or services performed exclusively for any other tenant(s) of the Building;

               (h) the cost of electricity to any portion of the Building paid by tenant(s) of the Building;

               (i) the cost of any work or service performed to the extent related to any building or facility other than the Building, unless such work or service benefits the Land, Building, or Demised Premises;

               (j) the cost of any Operating Expenses to the extent Landlord is reimbursed by insurance, manufacturer's warranty, judgment, award, other tenants, settlement, tax rebate or otherwise;

               (k) insurance premiums to the extent Landlord is reimbursed therefor;

               (l) costs included in Operating Expenses representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship (solely to the extent of such excess);

               (m) lease payments for rented equipment, the cost of which equipment would constitute a capital improvement if the equipment were purchased;

               (n) the incremental cost of HVAC, janitorial or other services provided to or upon the direction of Tenant or one or more other tenants of the Building during other than hours during which such services are generally available to tenants of the Building and the Tenant or tenant(s) requesting the service have made direct payment to Landlord specifically for such overtime usage;

               (o) expenses attributable to defaults by any tenant of the building other than Tenant, or any sums reimbursable to Landlord by Tenant or any other tenant of the Building;

               (p) costs and expenses which Landlord is required to or elects to incur under Section 16 (Destruction, Fire and Other Causes) and Section 17 (Eminent Domain) of this Lease;

               (q)  the costs of Landlord's Work pursuant to Exhibit B-1 hereto;

               (r) ground rent paid by Landlord under any superior lease of the Building;

               (s) expenses incurred in connection with the financing, refinancing, sale, transfer or other disposition of the Building or the Land, or of the Landlord's interest therein;

               (t) transfer, gains, franchise, gift, inheritance, estate, sales and income taxes imposed upon Landlord or its property manager;

               (u)  leasing commissions;

               (v) the cost of tenant installations and decorations incurred in preparing space for a tenant;

               (w) administrative salaries, benefits and other compensation of Landlord's employees above the grade of building manager, and salaries of employees working in or managing any commercial concession operated by Landlord or located in the building;

               (x) the cost of any work or services performed or other expenses incurred in connection with installing, operating or maintaining any specialty facility, unless Tenant is permitted to make use of such facility without additional cost; and

               (y) the cost of investigating and remediating any environmental contamination and all costs of defending, challenging and complying with any governmental orders requiring the remediation of any environmental contamination;

               (z) the cost of structural and capital repairs, discretionary improvements, and capital or structural additions and alterations, except to the extent they are includable in Operating Expenses pursuant to sub-sections 6A.(12)(j) or 6A.(12)(k).

     B.   Tax Escalation

          (1)  For purposes of Section 6B:

               (a)  "Taxes" shall mean:

                        (i) all real estate taxes and assessments (special or otherwise), and any other governmental imposition or charge of a similar or dissimilar nature, which may be assessed, levied or imposed upon all or any part of the Building and/or Land, whether or not the same constitute one or more tax lots;

                        (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Demised Premises and imposed on Landlord;

                        (iii) Except for taxes set forth in Section 6A(13)(t), any other tax, assessment, levy, imposition, charge or licensing fee, however described or imposed; and

                        (iv) excluding any income, franchise, estate, inheritance, gift or sales taxes.

               (b) "Base Tax Rate" shall mean the Taxes due for the twelve month period from July 1, 1995 to June 30, 1996.

               (c) "Tax Year" shall mean the twelve (12) month period commencing July 1 of each year, or such other period of twelve (12) months as may be duly adopted as the fiscal year for real estate tax purposes in the Town of Westport.

               (d)  "Tenant's Proportionate Tax Share" shall be as follows:

                        (i) for the period of time that the Phase One Space is deemed ready for occupancy, (50.0946%), which percentage has been computed on the basis of a fraction, the numerator of which is the agreed rentable square foot area of Phase One in the amount of 11,640 square feet, and the denominator of which is the agreed rentable square foot area of the Building in the amount of 23,236 square feet;

                        (ii) for the period of time that the Phase One and Phase Two Spaces are deemed ready for occupancy, (78.4988%), which percentage has been computed on the basis of a fraction, the numerator of which is the agreed rentable square foot area of Phase One and Phase Two in the amount of 18,240 square feet, and the denominator of which is the agreed rentable square foot area of the Building in the amount of 23,236 square feet;

                        (iii) for the period of time that the entire Demised Premises are deemed ready for occupancy, (100%), which percentage has been computed on the basis of a fraction; the numerator of which is the agreed rentable square foot area of the Demised Premises in the amount of 23,236 square feet, and the agreed denominator of which is the rentable square foot area of the Building in the amount of 23,236 square feet.

          (2) If the Taxes for any Tax Year shall be more than the Base Tax Rate, Tenant shall pay, as Additional Rent for such Tax Year, an amount equal to Tenant's Proportionate Tax Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax Rate (the Tax Payment). The Tax Payment shall be prorated, if necessary, to correspond with that portion of a Tax Year occurring within the Term. Tenant agrees to pay to Landlord the Tax Payment within twenty (20) days after notice of such Tax Payment.

                    Regardless of the amount of time that passes before Landlord makes its determination of the Tax Payment, Tenant will not be relieved of its responsibility to pay the Tax Payment that may be due, if any.

               (3) If there shall be any increase in taxes for any Tax Year, whether during or after such tax year, or if there shall be any decrease in Taxes for any Tax Year during such Tax Year, Landlord may furnish a revised Tax Statement for such Tax Year, and Tenant's Tax Payment for such Tax Year shall be adjusted in the same manner as provided in section 14.

               (4) Tenant shall also pay to Landlord upon demand, as Additional Rent, any occupancy tax or rent tax now in effect or hereafter enacted, if payable by Landlord in the first instance or hereafter required to be paid by Landlord provided such tax is not in the nature of an income tax assessed against the Landlord.

               (5) Tenant shall pay to Landlord that portion of the real estate tax levied pursuant to C.G.S. section 12-53a attributable to the improvements made to the Demised Premises by or on behalf of Tenant in excess of building standard improvements. The real estate taxes resulting from such assessment(s) shall be computed separately and billed to Tenant, and shall be payable by Tenant as additional rent within thirty (30) days of the rendition of the bill, at each time that real estate taxes are payable by Landlord with respect to the Demised Premises during the term of this Lease.

          C. Except as otherwise specifically provided herein, all Minimum Rent and Additional Rent payable under this Lease shall be payable in advance without notice, setoff or deduction of any kind.

     7.   USE OF PREMISES

     Tenant shall use the Demised Premises for office use, interactive computer "on-line" marketing, computer "on-line" retail sales, other computer "on-line" retail functions, and for no other purpose. Tenant shall not use or occupy or suffer or permit the use or occupancy of any part of the Demised Premises for:

          A. the commercial preparation of food or the conducting of a retail business of any kind; or

          B. the conduct of business in any other manner which in Landlord's judgment would:

               (1) materially adversely affect the proper and economical rendition of any service required to be furnished to any Tenant in the building;

               (2) materially adversely affect the use and enjoyment of any part of the Building by any other Tenant;

               (3) materially adversely affect the appearance, character or reputation of the Building as a first-class institutional office building;

               (4) make fire casualty and general liability insurance unobtainable at standard rates from any reputable insurance company authorized to do business in Connecticut;

               (5) cause, or be likely to cause, injury or damage to the Building or to any Building equipment on the Demised Premises;

               (6)  constitute a public or private nuisance;

               (7) emit objectionable noise, fumes, vibrations, heat, chilled air, vapors or odors, into or from the Building or the Building equipment; or

               (8) materially impair or interfere with any of the Building services provided by Landlord, including the furnishing of electrical energy, or the proper and economical cleaning, heating and ventilating, air-conditioning or other services of the Building.

          C. The restrictions imposed by section 7, and the application thereof, shall not be limited or modified by the terms of any other provisions of this Lease.

          D. No signs of any kind shall be installed or maintained by Tenant on the interior halls, doors nor exterior of the Building in which the Demised Premises are located, including the windows thereof, unless Landlord, in the exercise of its absolute discretion, shall give Tenant prior written consent to the installation or maintenance of such sign, such consent not to be unreasonably withheld or delayed. Landlord shall provide one sign for the benefit of Tenant on the door to the Demised Premises and shall further provide a directory of Tenants in the lobby of the Building.

               (1) Landlord hereby expressly gives its consent to Tenant to the installation of Tenant's name on the Building, provided such installation shall be completed at Tenant's full cost and expense, shall comply with all applicable governmental rules and regulations, shall be done only by Landlord or contractors, sub-contractors and mechanics approved by Landlord (such approval not to be unreasonably withheld or delayed), and shall be done in a good and workmanlike manner to Landlord's reasonable satisfaction.

     8.   FIT UP

          A. Landlord will prepare the Demised Premises for occupancy by Tenant in accordance with Exhibit B-1, said improvements to be at Landlord's expense.

          B.   Landlord agrees to diligently complete the work as set forth in
Section 8A hereof for Tenant's timely occupancy of the Demised Premises on the Occupancy Dates and to complete the work in a good and workmanlike manner.

          C. Landlord, at its sole cost and expense, shall paint the exterior of the Building.

          D. Landlord, at its sole cost and expense, shall complete the landscaping of the property upon which the Building is located.

          E. Landlord shall install a security system in the Building as set forth on plans and specifications provided by Tenant to Landlord. Such plans and specifications must be approved by Landlord, such approval not to be unreasonably withheld or delayed. Landlord shall pay the cost and expense of installing such system, such cost not to exceed the sum of $2,000.00. In the event the cost of such installation is more than $2,000.00, Tenant shall pay such excess amount to Landlord within 15 days of Landlord's submission to Tenant of a written statement of such amount. Tenant shall own and maintain such security system during the term of this Lease at Tenant's sole cost and expense. At the expiration or sooner termination of this Lease, such security system shall remain in the Demised Premises and shall become the property of the Landlord. Landlord shall not be liable for any failure of such security system, and Tenant shall indemnify and save harmless Landlord (and each Superior Lessor or Superior Mortgagee) from and against any and all liability and damages, and from and against any and all suits, claims and demands of every kind and nature, including reasonable attorneys' fees and expenses, by or on behalf of any person, firm, association or corporation arising out of or based upon the installation, ownership and maintenance of such security system, unless caused by or due to the negligence or willful misconduct of Landlord, or Landlord's agents, contractors, servants or employees. Tenant hereby agrees that it will provide Landlord with all necessary keys, codes or other information or items necessary to allow Landlord reasonable access to the Demised Premises to perform Landlord's obligations pursuant to this Lease.

     9.   TENANT'S IMPROVEMENTS AND ALTERATIONS

          A. Tenant shall not make any alterations, additions, installments, substitutions or improvements ("Tenant's Improvements") to the Demised Premises without Landlord's prior written consent, such consent not to be unreasonably withheld or delayed. Tenant's Improvements shall include all alterations, installations, additions or improvements to the Demised Premises occurring after the Commencement Date of this Lease exclusive of the improvements to be constructed pursuant to Section 8.

          B. All such Tenant's Improvements shall be done pursuant to plans and specifications approved by Landlord, shall be completed at Tenant's full cost and expense, shall comply with all applicable governmental rules and regulations, shall be done only by Landlord or contractors, sub-contractors and mechanics selected solely by Landlord, shall be done in a good and workmanlike manner to Landlord's reasonable satisfaction, using new materials and equipment at least equal in quality and class to the original installations in the Building, shall be done in a manner which will assure labor harmony at the Building, shall be consistent with the uses permitted under this Lease, and in all other respects shall comply with the terms and provisions of this Lease.

          C. Tenant shall have the right to obtain three competitive bids from contractors or sub-contractors other than Landlord for the construction of Tenant's Improvements. If Tenant elects to obtain such bids, it shall submit to Landlord copies of the competitive bids to Landlord. Landlord and Tenant agree that GRP REALTY COMPANY, Landlord's property manager, shall then have the absolute right, to be exercised within 10 business days of receipt of copies of such bids from Landlord, to elect to perform such Tenant's Improvements at the same cost and upon the same terms as shown in said contracts and sub-contracts.

          D. If GRP REALTY COMPANY elects not to perform the construction of such improvements itself, then Landlord and Tenant shall together select a contractor or contractors from those bids procured by Tenant.

          E. If any mechanics' lien is filed against the Demised Premises or the Landlord's Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, Tenant, at its sole cost and expense, shall commence legal proceedings to discharge such liens within thirty (30) days after the earlier to occur of receipt of notice of the filing of the lien from the lienor or the receipt of written notice of the filing of the lien from Landlord. If Tenant shall fail to commence legal proceedings to discharge any such lien within such thirty (30) day period, then Landlord shall have the right, but not the obligation, to discharge such lien, by payment, bond or otherwise, and the actual cost thereof shall be charged to Tenant, and such sum due Landlord shall be deemed additional rent and shall be paid by Tenant within 10 (days) of being billed therefore.

          F. Landlord shall not be liable for any failure of any Building facilities or services caused by alterations, installations, and/or additions by Tenant, and Tenant shall promptly correct any such failure after written notice. In the event Tenant shall not promptly correct same within 10 days after notice, Landlord may make such correction and charge Tenant for the actual cost thereof. Such sum due Landlord shall be deemed additional rent and shall be paid by Tenant promptly upon being billed therefor. Tenant shall reimburse Landlord for all reasonable expenses (including, without limitation, fees and expenses of any architect or engineer) incurred by Landlord in connection with its decisions as to whether to approve the proposed Tenant's Improvements.

          G. In addition to the foregoing, with respect to Tenant's Improvements estimated to cost more than $5,000.00, Tenant shall pay to Landlord, as Additional Rent, on receipt of an invoice, ten (10%) percent of the cost of such Tenant's Improvements for indirect job costs, supervision and coordination of the work performed in connection with such Tenant's Improvements.

          H.   Prior to commencing any work pursuant to the provisions of
Section 9, Tenant shall furnish to Landlord:

               (1) Six (6) copies of plans and specifications for all such work, which plans and specifications shall be subject to Landlord's written approval;

               (2) A certificate evidencing that Tenant (or Tenant's contractor(s) has (have) procured workers' compensation insurance covering all persons employed in connection with the work who might assert claims for death or bodily injury against Landlord, Tenant, or the Building; and

               (3) Such additional personal injury and property damage insurance as Landlord may reasonably require because of the nature of the work to be done by Tenant.

          I. Except as provided in Section 9K, all Tenant's Improvements upon the Demised Premises and any replacements therefore made by either party, including all paneling, decorations, partitions, railing, mezzanine floors, galleries and the like, affixed to the land shall, unless Landlord elects otherwise (which election shall be made by giving written notice to Tenant not less than thirty (30) days prior to the expiration or other termination of this Lease or any renewal or extension thereof), become the property of Landlord and shall remain upon, and be surrendered with the Demised Premises in the same condition as when constructed or installed, reasonable wear and tear and damage for which Tenant is not liable as set forth in this Lease excepted, as a part thereof at the termination of this Lease, without compensation to Tenant.

          J. In the event such Tenant's Improvements shall be removed by Tenant, either at Tenant's choice or Landlord's request, Tenant shall be responsible for the cost to Landlord to repair and restore the Demised Premises to their initial fit up condition as per Section 8 herein, ordinary wear and tear excepted, and save Landlord harmless from, all damages to the Demised Premises caused by such removal, and all such removal, repair and restoration shall be performed at Tenant's sole expense in a good and workmanlike manner to Landlord's reasonable satisfaction. Any such Tenant's Improvements not so removed by Tenant shall be deemed abandoned by Tenant and shall become the property of Landlord and any costs incurred by Landlord to remove Tenant's Improvements which removal was requested by Landlord shall be the responsibility of the Tenant.

          K. Where furnished by or at the expense of Tenant, all movable property, furniture, equipment, business machines, furnishings and trade fixtures, including those affixed to the Land (including any vault), shall remain the property of Tenant and shall be removed by Tenant at its expense at or any time before the expiration of the Term of this Lease and in case of damage by such removal, Tenant shall, at its sole expense, restore the Demised Premises and Landlord's Building to their initial fit up condition as per Section 9 herein, ordinary wear and tear excepted.

          L. Tenant shall not place a load upon the first floor of the Demised Premises that exceeds 100 pounds live weight per square foot. Tenant shall not place a load upon the second floor of the Demised Premises that exceeds 50 pounds live weight per square foot without Landlord's consent, such consent not to be unreasonably withheld or delayed. Subject to the preceding sentence, if Tenant wishes to place any safes or vaults in the Demised Premises, it may do so at its own expense after giving notice to Landlord, but Landlord reserves the right to prescribe their weight and position.

          M. Business machines and mechanical equipment in the Demised Premises shall be placed and maintained by Tenant, at Tenant's sole expense, in such manner as shall be sufficient, in Landlord's reasonable judgment, to prevent excessive vibration, noise, annoyance and inconvenience to Landlord and the other tenants of the Building.

          N. Tenant's Improvements shall be performed in such a manner as not to unreasonably interfere with or delay, and (unless Tenant shall indemnify Landlord therefore to the latter's reasonable satisfaction) as not to impose any additional expense upon, Landlord in the maintenance, security, cleaning, repair, safety, management or operation of the Building, and if any such additional expense shall be incurred by Landlord as a result of Tenant's actions, such expense shall be paid by Tenant on demand as Additional Rent.

     10.  COMPLIANCE WITH INSURANCE REQUIREMENTS

          A. Tenant shall not do nor permit to be done any act or thing upon the Demised Premises which will invalidate or be in conflict with fire, public liability or other insurance policies covering the Building and shall not do, or permit to be done, any act or thing upon the Demised Premises which shall or might subject Landlord to any liability or responsibility for injury to any person or to property by reason of any business or operation being carried on at the Demised Premises or for any reason.

          B. Tenant at its sole expense shall comply with all rules, orders, regulations and requirements of the boards of fire underwriters or other similar body or authority having jurisdiction and shall not do or permit anything to be done, in or upon the Demised Premises, or bring or keep anything therein, which is prohibited by the fire department or any of such boards of fire underwriters or other body or authority and which would increase the rate of fire insurance applicable to the Building over that in effect on the Commencement Date of this Lease.

          C. If by reason of failure to comply with the provisions of Section 10 or by reason of the use or occupancy of the Demised Premises by Tenant the fire insurance rate shall on the Commencement Date of this Lease or at any time thereafter be higher than it otherwise would be, then Tenant upon demand of Landlord shall reimburse Landlord, as Additional Rent under this Lease, for that part of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure or use of the Demised Premises by Tenant.

     11.  COMPLIANCE WITH LAW

          A. Tenant at its sole cost and expense shall provide safe and healthful working conditions for the employees of Tenant and Tenant shall comply with all laws, orders and regulations of Federal, State, County and Municipal Authorities and with any direction of any duly authorized public officer or officers having jurisdiction pursuant to law which shall impose any violation, order or duty, upon Landlord or Tenant with respect to the Demised Premises and arising from Tenant's specific use or occupancy thereof.

          B. Except as set forth in Section 11A, Landlord shall comply with all legal requirements applicable to the Demised Premises and/or the Building at its sole cost and expense which shall not be included in Operating Expenses, except to the extent that such cost and expense is related to compliance with a life, health or safety code, rule, law or regulation imposed, ordered or directed by an appropriate governmental authority, in which case the such cost and expense shall be included in Operating Expenses as set forth in sub-section 6A.(12)(k).

     12.  SERVICES

          A. The Demised Premises will be serviced by one elevator and Tenant shall have access to the Demised Premises at all times during the term of this Lease or any extension hereof.

          B. Landlord shall, through the air-conditioning system of the Building, furnish to the Demised Premises on an all-year-round basis, air cooling, ventilation and heating, in accordance with the following standards:


                 Inside Condition            Outside Condition
--------------------------------------------------------------
Summer Cycle    76 Degrees D.B.F.            95 Degrees D.B.F.
                50% R.H.                     75 Degrees W.B.F.
--------------------------------------------------------------
Winter Cycle    72 Degrees D.B. F. minimum   0 Degrees F.
                75 Degrees D.B.F. maximum
--------------------------------------------------------------

          C. Landlord will maintain the heating, ventilating and air-conditioning system in a manner befitting a first-class office building and will use all reasonable care to keep the same in proper and efficient operating condition. Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the heating, ventilating and air-conditioning systems.

          D. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be obligated to provide services of any kind to the Tenant except Monday through Friday of each week, between the hours of 8:00 A.M. and 6:00 P.M., and Saturday of each week between the hours of 9:00 A.M. and 1:00 P.M. Any such services shall be provided by the Landlord beyond said hours upon twenty four (24) hours' notice and shall be charged to the Tenant at an hourly rate and payable upon demand as Additional Rent in the amount of $30.00 per hour.

          E. Landlord agrees to provide, except on Saturdays, Sundays and State and Federal Holidays, cleaning service to the Demised Premises and the common areas of the Building in accordance with Exhibit C attached hereto.

          F. Except as otherwise provided below, Landlord shall provide the services mentioned in Section 12 so long as Tenant is not in default under any of the covenants of this Lease. Landlord reserves the right upon reasonable notice to stop service of the heating, air conditioning, elevators, plumbing and electric systems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements or improvements, in the reasonable and good faith judgment of Landlord desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed.

          G. Provided the Landlord uses reasonable efforts to minimize inconvenience, annoyance, disturbance, loss of business or other damage to Tenant, Landlord shall have no responsibility or liability, except at provided for herein, for failure to supply heat, air conditioning, elevator, plumbing, electric and cleaning services, when said failure is due to strikes, accidents or emergencies, or to repairs, alterations, replacements or improvements, in the reasonable, good faith judgment of Landlord desirable or necessary to be made, until said repairs, alterations, replacements, or improvements shall have been completed. In the event a failure to supply such services to all or a portion of the Demised Premises continues for a period of seven (7) consecutive days and the affected portion of the Demised Premises is rendered untenantable due to such failure, Tenant shall be entitled to an abatement of Rent and Additional Rent otherwise due and payable hereunder on a per diem basis, in an amount equivalent to the proportion which the affected area of the Demised Premises bears to the total area of the Demised Premises.

     13.  INSURANCE

          A. Tenant shall not violate, or permit the violation of, any condition imposed by the standard fire insurance policy then issued for office buildings in the Town of Westport and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Demised Premises which would subject Landlord to any liability or responsibility for personal injury or death or property damage, or which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect (unless Tenant pays the resulting premium as provided in Section 10), or which would result in insurance companies of good standing refusing to insure the Building or any of such property in amounts reasonably satisfactory to Landlord.

          B. Tenant covenants to provide on or before the Commencement Date and to keep in force during the Term at its own cost and expense, the following insurance coverages:

               (1) A Landlord's protective liability insurance policy naming Landlord (Landlord's agent, and all Superior Lessors and Superior Mortgagees, if any) as insureds, and protecting Landlord (Landlord's agent, and all Superior Lessors and Superior Mortgagees) and Tenant against any liability whatsoever occasioned by accident on or about the Demised Premises or any appurtenances thereto. Such policy is to be written by good and solvent insurance companies authorized to do business in the State of Connecticut and the limits of liability thereunder shall not be less than the amount One Million ($1,000,000.00) Dollars in respect of any one person, in the amount of Three Million ($3,000,000.00) Dollars in respect of any one accident, and in the amount of One Million ($1,000,000.00) Dollars in respect of property damage. Such insurance may be carried under a blanket policy covering the Demised Premises and other locations of Tenant, if any, provided that the protection to be provided to Landlord (Landlord's agent, and all Superior Lessors and Superior Mortgagees) pursuant to Section 13B shall not be diminished by virtue of such blanket policy or the joinder of other parties as insureds thereunder;

               (2) Fire and extended coverage insurance in an amount adequate to cover the full cost of replacement of all personal property, furnishings equipment, and Tenant's Work located in the Demised Premises. Such policy shall be written by good and solvent insurance companies authorized to do business in the State of Connecticut.

          C. Prior to the time any insurance specified in Section 13 is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the expiration of such policies, Tenant agrees to deliver to Landlord either duplicate originals of the aforesaid policies or certificates evidencing such insurance, together with evidence of payment for the policies. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Tenant's default.

          D. In addition to the foregoing, upon failure of Tenant to procure, maintain or place such insurance and pay all premiums and charges therefore, Landlord, after reasonable advance notice to Tenant, may do so (but shall not be obligated to do so) and in such event Tenant agrees to pay the amount therefore, plus interest thereon at a rate equal to the lesser of two (2%) percent over the prime rate then in effect at Chase Manhattan Bank, N.A., or the maximum legal rate then prevailing (the "Interest Rate"), from the date of such payment by Landlord until payment in full by Tenant to Landlord as Additional Rent, which payment shall be due upon demand.

          E. The parties hereto do hereby waive, any and all rights of recovery against the other, or against the officers, shareholders, employees, partners, agents and representatives of the other, for loss of or damage to the property of the waiving party to the extent such loss or damage is insured against under any insurance policy carried by Landlord or Tenant hereunder. In addition, the parties hereto shall procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance covering the Demised Premises, the Building and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery, and, subject to obtaining such clauses or endorsements of waiver of subrogation or consent to a waiver of right of recovery, hereby agree not to make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage insurance. If the payment of an additional premium is required for the inclusion of such waiver of subrogation or consent to waiver provision, each party shall advise the other of the amount of any such additional premiums and the other party, at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium, the first party shall not be required to obtain such waiver of subrogation or consent to waiver provision.

          F. As to each party hereto, provided such party's right of full recovery under the applicable insurance policy is not adversely affected, such party hereby releases the other (its servants, agents, contractors, employees and invites) with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction of the type covered by such insurance with respect to its property by fire or other casualty; i.e., in the case of Landlord, as to the Building, and in the case of Tenant, as to Tenant's property (including rental value or business interruption, as the case may be) occurring during the Term of this Lease.

          G. Landlord shall maintain in effect throughout the Lease Term and any Renewal Term 100% replacement cost fire and other hazard insurance on the Building and, until such time as Tenant occupies 100% of the Building, liability insurance with respect to the vacant Phases of the Building in the forms and amounts specified in Section 13B above.

     14.  LIABILITY OF LANDLORD

          A. Landlord and its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss or damage to any property of Tenant by theft or otherwise. Landlord and its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, or snow or leaks from any part of the Building or from the pipes, appliances, or plumbing works or from the roof, street, or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the negligence or wilful misconduct of Landlord, its agents, contractors, servants or employees; nor shall Landlord or its agents be liable for any such damage caused by operations in construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Demised Premises or in the Building or in its surrounding grounds; provided, however, that Landlord shall remedy such defect at its sole cost and expense, if the terms of this Lease require such remediation. Tenant's obligations hereunder shall survive the termination or expiration of this Lease.

          B. Tenant shall give immediate notice to Landlord in case of accidents in the Demised Premises or in the Building or defects discovered therein or in any fixtures or equipment. Tenant (and the partners constituting Tenant, jointly and severally) shall indemnify and save harmless Landlord (and each Superior Lessor or Superior Mortgagee) from and against any and all liability and damages, and from and against any and all suits, claims and demands of every kind and nature, including reasonable attorneys' fees and expenses, by or on behalf of any person, firm, association or corporation arising out of or based upon any accident, injury or damage, however occurring, which shall or may happen on or about the Demised Premises during the term of this Lease, and from and against any matter or thing growing out of the condition, maintenance, repair, alteration, use, occupation or operation of the Demised Premises by Tenant, unless caused by or due to the negligence or willful misconduct of Landlord, or Landlord's agents, contractors, servants or employees.

          C. Tenant shall have no obligation or liability under this Lease by reason of any environmental condition (including, but not limited to, the presence of any hazardous substances or hazardous waste, polychlorinated biphenyls, or materials containing asbestos) present or existing on or in any portion of the Building, Demised Premises or any adjoining land or wetlands on the Commencement Date, or which may migrate onto any portion of the Land, Building or Premises subsequent to the Commencement Date, unless due to the actions or non-actions of Tenant. Landlord shall indemnify and hold Tenant harmless from and against any and all loss, damages, cost, claim, liability or expense (including without limitation, reasonable attorneys fees and court costs) commenced or asserted against Tenant and arising out of any environmental condition which comes within the scope of the first sentence of this section. Landlord's obligations hereunder shall survive the termination or expiration of this Lease.

          D. There shall be absolutely no personal liability on the part of Landlord to Tenant with respect to any of the terms, covenants and conditions of this Lease and Tenant shall look solely to the equity of Landlord or any successor in interest to Landlord in the fee or leasehold estate which the Landlord has in the Building, as the case may be, for the satisfaction of each and every remedy of the Tenant in the event of any breach by Landlord or by any successor in interest to Landlord of any of the terms, covenants and conditions of the Lease to be performed by Landlord. Such exculpation of personal liability is to be absolute and without any exception whatsoever.

     15.  REPAIRS

          A. Tenant shall, at its sole cost and expenses, make such repairs to the Demises Premises and the fixtures and appurtenances therein as are necessitated by the willful misconduct, omission, or negligence of Tenant (and except for fire or other casualty caused by Tenant's negligence, if the fire or other casualty insurance policies insuring Landlord are not invalidated by this provision) or by the use of the Demised Premises in a manner contrary to the purposes for which same are leased to Tenant, as and when needed to preserve them in good working order and condition.

          B. All damage or injury to the Demised Premises and to its fixtures, appurtenances and equipment caused by Tenant moving property in or out of the Building or by installation or removal of furniture, fixtures or other property, and for which Landlord has not been and will not be reimbursed by insurance, shall be repaired, restored or replaced promptly by Tenant at its sole cost and expense, which repairs, restorations and replacements shall be in quality and class equal to the original work or installations.

          C. If Tenant fails to make such repairs, restorations or replacements, Landlord, after ten (10) days advance notice to Tenant, may make such repairs, restorations or replacements at the expense of Tenant and such expense shall be collectible as additional rent and shall be paid by Tenant within fifteen (15) days after rendition of a bill therefor. Landlord, at its expense, shall effect all necessary repairs in and to the Demised Premises which are not the obligation of Tenant hereunder.

          D. The exterior walls of the building, the portions of any window sills outside the windows and the windows are not part of the Demised Premises and Landlord reserves all rights to such parts of the Building. Landlord shall be responsible for the maintenance and repair of such exterior walls, portions of the window sills and windows, except for any repair required as a result of the negligence or willful acts of Tenant, its agents or employees, which repair Landlord shall effect at Tenant's sole cost and expense.

          E. All repairs made by or on behalf of Tenant, or any person claiming through or under Tenant, shall be made and performed in conformity with the provisions of Section 15 and Section 11 and shall be at least equal in quality and class to the original work or installation or the then standards for the Building established by Landlord.

     16.  DESTRUCTION, FIRE AND OTHER CAUSES

          A. If the Demised Premises and/or access thereto shall be partially or totally damaged or destroyed by fire, by casualties, by the elements, or Acts of God, Landlord shall, subject to its rights and Tenant's rights under Section 16C hereof, repair the damage and restore and rebuild the Demised Premises and/or access thereto, as nearly as may be reasonably practical, to its condition and character immediately prior to such damage or destruction, with reasonable diligence, after notice to it of the damage or destruction.

          B. If the Demised Premises and/or access thereto shall be partially or totally damaged or destroyed by fire, by casualties, by the elements, or Acts of God, not attributable to the fault, negligence or misuse of the Demised Premises by the Tenant, its agents, employees, visitors or invitees under the provisions of this Lease, the rents and all other charges imposed on and payable by Tenant hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable and from the date of such damage or destruction to the date the damage shall be substantially repaired or restored or rebuilt. Should Tenant re-occupy a portion of the Demised Premises during the period that the repair, restoration, or rebuilding is in progress and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy to the date Demised Premises are made Tenantable.

          C. In case of substantial or total damage or destruction of the Demised Premises:

               (1) Landlord shall, within sixty (60) days of such damage or destruction, notify Tenant, in good faith and in writing, as to whether or not such damage or destruction can be renovated or reconstructed within ninety (90) days from the date of said written notice.

               (2) If, in Landlord's reasonable judgment, such damage or destruction cannot be renovated or reconstructed within said ninety (90) day period, then either Tenant or Landlord may, at its option, terminate this Lease and the term and estate hereby granted, by notifying the other party in writing of such termination within ten (10) days after the date of Landlord's notice. Such termination shall be effective ten
                    (10) business days after the date of the termination notice, and this Lease will terminate as if the date of termination were the Expiration Date, and all rights, duties and obligations of the parties pursuant to this Lease shall be, in effect as if the Lease had expired on the Expiration Date.

               (3) If such damage or destruction occurs during the last year of the Term or, of any Renewal Term, Tenant may, at its option, terminate this Lease and the term and estate hereby granted, by notifying the Landlord in writing of such termination within ten (10) days after the date of such damage or destruction. Such termination shall be effective ten (10) business days after the date of the termination notice, and this Lease will terminate as if the date of termination were the Expiration Date, and all rights, duties and obligations of the parties pursuant to this Lease shall be in effect as if the Lease had expired on the Expiration Date.

          D. If Landlord's notice states that the damage can be renovated or reconstructed within ninety (90) days from the date of said notice, then Landlord shall promptly proceed, with all due diligence, to restore and rebuild the Demised Premises; and this Lease shall continue in full force and effect and rent shall abate pursuant to Section 16B. In the event that the premises are not fully repaired and restored within said ninety (90) day period, and the Landlord has proceeded with all due diligence but has been delayed by adjustment of insurance, labor trouble, governmental controls, Acts of God, or any other cause beyond Landlord's control (excluding financial inability), then the time for Landlord to complete said reconstruction and repair shall be extended by such additional time as equals the aggregate period the Landlord has been delayed, unless such delay exceeds 180 days from the date of such notice, in which event Tenant may terminate this Lease upon, 10 days written notice to Landlord.

          E. If at any time prior to Landlord giving Tenant such notice of termination pursuant to Section 16C above or commencing the repair and restoration pursuant to Section 15.1 above, the holder of a superior mortgage or any person claiming under or through the holder of such superior mortgage takes possession of the building through foreclosure or otherwise, such holder or person shall have a further period of ten (10) days from the date of so taking possession to terminate this Lease by appropriate notice to Tenant. In the event that such a notice of termination shall be given pursuant to Section 16C, this Lease and term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date set forth as the expiration of the term of this Lease and the fixed and additional rent due and to become due hereunder shall be apportioned as of such date if not earlier abated pursuant to Section 16B.

          F. During the period of repair and restoration of the Demised Premises, Landlord shall use its best efforts to assist Tenant in securing alternate office space, provided that Tenant shall have no obligation to lease such alternate space from Landlord.

          G. No damages, compensation, or claim shall be payable by Landlord for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Section. Landlord shall use its best efforts to effect such repair or restoration promptly and in such manner as to not unreasonably interfere with Tenant's use and occupancy.

          H. Landlord will not carry insurance of any kind on Tenant's property, and, except as provided by law or its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same.

          I. The provisions of this section shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire, by casualties, by the elements, or Acts of God, and any law to the contrary, now or hereafter in force, shall have no application in such case.

          J. Notwithstanding any of the foregoing provisions of this section, if Landlord or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other cause, by reason of negligence on the part of Tenant, or any of its employees, agents, visitors, invitees, or contractors, then, without prejudice to any other remedies which may be available against Tenant, the abatement of Tenant's rents provided for in this section shall not be effective to the extent of any insurance deductible paid by Landlord.

     17.  EMINENT DOMAIN

          A. In the event (i) the whole of the Demised Premises, or (ii) a portion of the Demised Premise large enough to prevent Tenant from continuing to operate its business in a reasonable manner, be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then and in that event, the Term of this Lease shall cease and terminate from the date of title vesting in such proceeding or the termination of the right to possession, whichever is earlier.

          B. In the event any substantial part thereof or of Landlord's Building or of the structure of which Landlord's Building is a part is so acquired or condemned as to render the Demised Premises untenantable or in the event that a part of Landlord's Building, other than the Demised Premises, shall be so condemned or taken and if, in the opinion of Landlord, the Building should be restored in such a way as to alter the Demised Premises materially, the Landlord may terminate this Lease and the Term and the estate hereby granted by notifying Tenant in writing of such termination, not less than thirty (30) days after giving such notice, as fully and completely as if such date were the date hereinbefore set forth for the expiration for the term of this Lease, and the rent hereunder shall be apportioned as of said date.

          C. Tenant shall have no claim against Landlord for the value of any unexpired Term of said Lease, nor a claim to any part of an award in such proceeding and rent shall be adjusted and paid to the date of such determination.

          D. Nothing herein contained shall be deemed to affect or be in derogation of any right or rights of Tenant against the condemning authority to claim and recover damages, if any, to or for the taking of its movable fixtures and equipment or expenses or removal or relocation resulting from any such condemnation or acquisition, provided that any such damages awarded to Tenant shall not reduce the award payable to Landlord.

     18.  ASSIGNMENT, MORTGAGE, ETC.

          A. Tenant may, without the necessity of obtaining the Landlord's consent and without the same being deemed an event of default hereunder:

               (1) assign or sublet its interest in this Lease, in whole or in part, to:

                    (a) any person or persons owning a majority of the
                        partnership interest of Tenant on the date this Lease is executed;

                    (b) any entity in which the majority of the total interest is owned by the owner or owners of the majority of the partnership interest of the Tenant on the date this Lease is executed;

                    (c) any transferee of a majority of the Tenant's business
                        assets, providing such transferee assumes Tenant's liabilities and has a net worth not less than that of the Tenant immediately prior to such transfer; and

               (2) transfer a majority, or all of the partnership interest of the Tenant, voluntarily or involuntarily, to any individual or individuals related to the holder or holders of a majority of the partnership interest of the Tenant on the date this Lease is executed.

          B. Except as set forth in Section 18A, if Tenant intends to (i) assign all of its interest under the Lease, or (ii) sublet more than seventy-five percent (75%) of the area of the Demised Premises for substantially all of the then unexpired Term of this Lease, then in either such event, Tenant shall provide Landlord with written notice of Tenant's intention and Landlord shall have the exclusive option, for a period of twenty (20) days from and after receipt of such notice from Tenant, to elect to terminate this Lease effective forty-five (45) days (the "Termination Date") after written notice of such termination election is delivered to Tenant, in which event Tenant shall quit, surrender and vacate the Demised Premises as of the Termination Date as if such date were the scheduled Expiration Date hereunder. Landlord's failure to notify Tenant of Landlord's election to terminate this Lease within the time and in the manner provided above shall be deemed to constitute Landlord's election not to terminate this Lease in which event Tenant may, within the next one hundred twenty (120) days, subject to the terms and conditions of Section 18C, assign or sublet this Lease. If Tenant does not assign or sublet this Lease within such one hundred twenty (120) day period, then Landlord's termination option shall be deemed to be reinstated.

          C. Except as set forth in Sections 18A and 18B, Tenant, for itself, its heirs, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage, pledge, encumber or otherwise transfer this Lease, nor sublet, or suffer or permit the Demised Premises or any part thereof to be used by others, nor advertise any part of the Demised Premises as being available to Tenants or subtenants, without the prior written consent which shall not be unreasonably withheld or delayed by Landlord in each instance, provided:

               (1) That Tenant shall not be in default beyond any applicable notice or cure periods of any provision of this Lease;

               (2) That Tenant shall furnish Landlord with the name and address of the proposed subtenant, a counterpart of the proposed subleasing agreement, and reasonably satisfactory information with respect to the nature and character of the business of the proposed subtenant together with current financial information and references reasonably satisfactory to Landlord;

               (3) In the reasonable judgment of Landlord the proposed subtenant is of a character and engaged in a business such as are in keeping with the standards of Landlord in those respects for the building;

               (4) The purposes for which the proposed subtenant intends to use the portion of the premises sublet to it are uses expressly permitted by and not expressly prohibited by this Lease and shall not be substantially more intense (by virtue of density of occupancy, hours of use, or otherwise) than that of the Tenant;

          D. Except as set forth in Sections 18A and 18B, Landlord shall have a right of first refusal to sublet the Demised Premises from Tenant. If Tenant is successful in obtaining a prospective sublessee for the Demised Premises, Tenant shall first give notice to Landlord that it has obtained such prospective sublessee and the material terms of the sublease. Landlord shall then have 30 days from the date of receipt of such notice to exercise its right in writing to sublease the Demised Premises from the Tenant on the same terms. If Landlord fails to exercise its right of first refusal, Tenant may then proceed to effectuate the proposed sublease in accordance with the terms of Section 18.

          E. If this Lease be assigned, or if the Demised Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupants of Tenant and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupants of Tenant, or a release of Tenant from the further performance by Tenant of the covenants on the part of Tenant herein contained.

          F. In the event that Tenant at any time desires to have Landlord sublet the Demised Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive keys for such purposes without releasing Tenant from any of the obligations under this Lease. The consent by Landlord to an assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

          G. Each permitted assignee or transferee shall assume and be deemed to have assumed this Lease and shall be liable for the payment of the Minimum Rent and Additional Rent and for the due performance of all the terms, covenants, conditions and agreement herein contained on Tenant's part to be performed for the Term of this Lease arising from and after the date of such assignment.

          H. No assignment shall be binding on Landlord unless such assignee or Tenant shall deliver to Landlord a duplicate original of the instrument of assignment, in form reasonably satisfactory to Landlord, containing a covenant of assumption by the assignee of all of the obligations aforesaid and shall obtain from Landlord the aforesaid written consent, prior thereto.

          I. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance.

          J. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of Section 18 shall be void.

          K. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Minimum Rent and/or Additional Rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the Minimum Rent and Additional Rent and for the other obligations of this Lease on the part of Tenant to be performed or observed.

          L. If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefore, pay to Landlord, as Additional Rent:

               (1) In the case of an assignment, fifty percent (50%) of the amount by which all sum and other considerations including, without limitation, sums designated by the assignee as paid for the purchase of Tenant's property, less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns, or, if Tenant does not file such returns, on the same basis as carried on Tenant's books) paid to Tenant by the assignee for or by reason of such assignment exceeds the brokerage commissions actually paid by Tenant in connection with such assignment and other expenses (including legal fees) reasonably incurred by Tenant in connection with such assignment; and

               (2) In the case of a sublease, fifty percent (50%) of the amount by which any rents, additional charges or other consideration paid to Tenant by the sublessee in respect of the sublet space exceeds the sum of (a) the Minimum Rent and Additional Rent accruing during the term of the sublease in respect of the sublease space (at the rate per rentable square foot payable by Tenant hereunder), (b) brokerage commissions actually paid by Tenant in connection with the sublease (amortized over the term of the sublease), and (c) other expenses (including legal fees) reasonably incurred by Tenant in connection with the sublease. The sums payable under Section 18L.(2) shall be paid to Landlord as and when payable by Tenant.

          M. If Tenant is a corporation, the provisions of Section 18C shall apply to a transfer (by one or more transfers) of a majority of the stock of Tenant as if such transfer of a majority of the stock of Tenant were an assignment of this Lease. For purposes of determining whether a majority of the stock of Tenant has been transferred, the attribution rules set forth by the Internal Revenue Code as in effect on the date hereof, shall be applied.

          N. If Tenant is a partnership, the provisions of Section 18C shall apply to a transfer (by one or more transfers) of any interest in the partnership, as if such transfer were an assignment of this Lease.

     19.  CONDITIONS OF LIMITATION

          A. This Lease and the Term and estate hereby granted are subject to the limitation that if any one or more of the following events (herein sometimes called "Events of Default" shall happen:

               (1) If Tenant fails to make due and punctual payment of any Minimum Rent, or Additional Rent payable under this Lease or any part thereof for a period of ten (10) days after notice from Landlord to Tenant specifying the items in default; or

               (2) If Tenant fails in the performance or compliance with any of the agreements, terms, covenants or conditions in this Lease provided, other than those referred to in the foregoing
                    Section 19A.(1) for a period of ten (10) days after notice from Landlord to Tenant specifying the items in default, or in the case of a default or a contingency which cannot with due diligence be cured within said ten (10) day period to cure the same and thereafter to prosecute the curing of such default with due diligence (it being intended in connection with a default not susceptible of being cured with due diligence within said ten (10) day period that the time of Tenant within which to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence); or

               (3) Whenever Tenant shall abandon the Demised Premises (unless as a result of a casualty or taking) for a period of thirty
                    (30) consecutive days, or shall fail to take occupancy of the Demised Premises within thirty (30) days after the Commencement Date;

               then and in any such event Landlord at any time thereafter may give written notice to Tenant specifying such event of default or events of default and stating that this Lease and the Term hereby demised shall expire and terminate on the date specified in such notice, which shall be at least ten (10) days after the giving of such notice, and upon the date specified in such notice this Lease and the Term hereby demised and all rights of Tenant under this Lease, including any renewal privileges whether or not exercised, shall expire and terminate, and Tenant shall remain liable as hereinafter provided.

          B. Whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, or if Tenant claims that it is unable to pay its debts as they become due, then, Landlord, (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for ninety (90) days, may give Tenant a notice of Landlord's intention to end the term of this Lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period this Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Section 20.

          C. If this Lease shall be assumed or assigned by a trustee pursuant to the provisions of Title 11 of the United States Code ("Bankruptcy Code"), the trustee shall cure any default under this Lease and shall provide such adequate assurance of future performance of this Lease as are provided in Section 365(b)(3) of the Bankruptcy Code.

     20.  REMEDIES OF LANDLORD

          A. In case of any such default pursuant to Section 19 of this Lease, re-entry, expiration, and/or dispossession by summary process or otherwise:

               (1) The rent shall become due thereupon and be paid up to the time of such re-entry, dispossession, and/or expiration, together with such reasonable expenses as Landlord may incur for legal expenses, reasonable attorneys' fees, brokerage, and/or putting the Demised Premises in good order or for preparing the same for re-rental;

               (2) Landlord may re-let the premises, or any part or parts thereof, as Tenant's agent, in the name of Landlord, or otherwise, for a term or terms which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant free concessions or free rent as may be reasonable; and/or

               (3) Tenant, or the legal representatives of Tenant, shall also pay Landlord, as liquidated damages for the failure of Tenant to observe and perform Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the Lease of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. The failure of Landlord to re-let the premises, or any part or parts thereof, shall not release or affect Tenant's liability for damages.

               (4) In computing such liquidated damages, there shall be added to said deficiency such reasonable expenses as Landlord may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage fees, and for keeping the Demised Premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be due and payable on the basis of the rent which had become due and payable for the month prior to the default, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding.

               (5) Landlord, at Landlord's option, may make such reasonable alterations, repairs, replacements, and/or decorations in the Demised Premises as Landlord, in Landlord's reasonable judgment, considers advisable and necessary for the purpose of re-letting the Demised Premises; and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.

               (6) Landlord shall in no event be liable in any way whatsoever for failure to relet the Demised Premises, or in the event that the Demised Premises are relet, for failure to collect the rent thereof under such reletting, provided Landlord uses reasonable efforts to mitigate its damages if the Lease is terminated.

               (7) In the event of a breach or threatened breach by Tenant to any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may evoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

               (8)  If this Lease shall terminate under the provisions of
                    Section 19, or if Landlord shall re-enter the Demised Premises under the provisions of Section 20, or in the event of the termination of this Lease, or of re entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Minimum Rent or Additional Rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Section 20B or pursuant to law.

          B. If Tenant shall default in the observance or performance of any term or covenant of this Lease and Tenant has failed to cure said default under the terms of this Lease, Landlord may immediately, or at any time thereafter, and without notice (except as herein provided), perform the same for the account of Tenant, and, if Landlord makes any expenditures or incurs any obligations for the payment of money, including, but not limited to, attorneys' fees, instituting, prosecuting, or defending any action or proceeding, such sums paid or obligations incurred, with interest and costs, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within thirty (30) days of rendition of any bill or statement to Tenant.

          C. If the Landlord reenters the premises for any cause or if Tenant abandons or vacates the premises, any property left in the premises by Tenant shall be deemed to have been abandoned by Tenant, and Landlord shall have the right to retain or dispose of such property in any manner and without any obligation to account therefore to Tenant.

     21.  REMEDIES OF TENANT

     If Landlord shall default in the observance or performance of any term or covenant of this Lease and Landlord has failed to cure said default within 30 days of receipt of written notice of such default, Tenant may, provided Tenant shall have complied with the notice provisions of section 34 of this Lease, perform the same, and, if Tenant makes any reasonable expenditures or incurs any reasonable obligations for the payment of money to cure such default, such sums paid or obligations incurred may be setoff against the next payment of Minimum Rent and Additional Rent due under this Lease.

     22.  RULES AND REGULATIONS

     To the extent not inconsistent with this Lease, Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations set forth in Exhibit D annexed hereto and made a part hereof, and such further reasonable Rules and Regulations as Landlord or Landlord's agents may, from time to time, adopt that are generally applicable to all Tenants. Notice of any Rules or Regulations shall be given in writing. Landlord shall not be discriminatory in the enforcement of the Rules and Regulations. Landlord shall not be liable to Tenant for the violation of the Rules and Regulations by any other Tenant, its servants, employees, agents, visitors or licensees.

     23.  REPRESENTATIONS BY LANDLORD

          A. Landlord represents and warrants to Tenant that as of the Commencement Date:

               (1) the Landlord is the owner, in fee simple, of the Building and the person(s) executing this Lease on behalf of Landlord have the authority to cause Landlord to enter into this Lease.

          B. Landlord represents and warrants to the best of its knowledge and belief to Tenant that as of the Commencement Date:

               (1) there are no restrictions in any agreement not of record to which the Landlord is a party which prohibits any of the terms of this Lease or which prohibits or restricts the Tenant's use of the Demised Premises for the uses permitted in Section 7; and

               (2) this Lease and the terms hereof are not prohibited under the terms of any superior lease of the Building or any space therein including the Demised Premises, or any mortgage or other financing document, constituting a lien against the Building.

          C. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and shall expressly refer to this Lease. This Lease and said other written agreement(s) made concurrently herewith are hereinafter referred to as the "Lease Documents." It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in the Lease Documents, which alone fully and completely express their agreements, and that the same are entered into after full investigation, neither party relying upon any statement or representation not embodied in the Lease Documents, made by the other.

     24.  QUIET ENJOYMENT

     Landlord represents and covenants that Landlord has full right, power and authority to enter this Lease for the Term herein granted and Landlord covenants and agrees with Tenant that upon Tenant paying the Minimum Rent and Additional Rent and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, free from any interference, molestation or acts of Landlord or anyone claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease and to any superior leases or superior mortgages.

     25.  ACCESS; RIGHT TO EXHIBIT PREMISES; NAME

          A. Landlord or Landlord's agent or designee shall have the right to enter the Demised Premises at all reasonable times upon reasonable advance notice to Tenant (except in case of emergency when no notice shall be required, whether or not during normal business hours), for the purpose of performing any obligation of Landlord or exercising any right reserved to Landlord in this Lease and:

               (1)  to examine the Demised Premises;

               (2) to exhibit the Demised Premises to others (including prospective mortgagees, purchasers, and ground lessees) and in the case of prospective Tenants for the Demised Premises, within the last nine (9) months of the term;

               (3) to make, or cause to be made such repairs or improvements, or to perform such maintenance, including the maintenance of Building equipment, as Landlord may deem necessary or desirable;

               (4) to take all material that may be required in connection with any such repairs, improvements or maintenance into the Demised Premises, and store same in the Demised Premises; and

               (5) to alter, renovate and decorate the Demised Premises at any time during the Term upon ten (10) days prior notice to Tenant, if Tenant shall have removed all or substantially all of Tenant's property from the Demised Premises. Landlord agrees that all such repairs, improvements and maintenance shall be made with a minimum of inconvenience to Tenant and that Landlord will diligently proceed therewith to completion but without obligation to employee overtime labor and subject to delays beyond Landlord's control. If after such ten (10) day notice, Tenant, its agents or employees shall not be present or shall not permit an entry into the Demised Premises at any time when such entry shall be permissible, Landlord may use a master key to enter the Demised Premises.

               (6) Locks shall not be changed without prior approval of Landlord and must conform to the building master key system.

          B. Landlord or Landlord's agents shall have the right to permit access to the Demised Premises at any time, whether or not Tenant shall be present, to any representative of the fire, police, building, sanitation or other department or instrumentality of any borough, city, state, or federal government. Nothing contained in, nor any action taken by Landlord under,
Section 25B shall be deemed to constitute recognition by Landlord that any person other than Tenant has any right or interest in this Lease or the Demised Premises.

          C. Landlord reserves the right, at any time, without incurring any liability to Tenant therefore, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, stairways, toilets and other public parts of the Building, as it may be necessary or desirable, provided such work and such changes do not materially interfere with or materially reduce Tenant's use or access to the Demised Premises.

          D. Landlord may adopt any name for the Building. Landlord reserves the right to change the name or address of the Building at any time. Tenant agrees not to refer to the Building by any name or address other than as designated by Landlord.

     26.  SUBORDINATION

          A. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all ground leases, operating leases, overriding leases and underlying leases of the Land and/or the Building (or any portions thereof) now or hereafter existing, and to all mortgages (and construction loan agreements), and to all renewals, modifications, replacements, substitutions and extensions of such leases and mortgages, and to all spreaders and consolidations of such mortgages. Section 24A. shall be self-operative and no further instrument of subordination shall be required. In particular, with regard to the mortgagee owning a mortgage interest in the Land as of the date of this Lease, a certain Subordination Agreement has been executed between Landlord, Tenant, and Wells Fargo Bank which agreement sets forth the specific terms, conditions and obligations between the parties and is attached hereto as Exhibit E.

          B. In confirmation of such subordination, Tenant shall promptly execute and deliver at Landord's cost and expense any instrument, in recordable form if requested, that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination, and if Tenant fails to execute, acknowledge or deliver any such instrument within ten (10) days after request therefore, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute, acknowledge and deliver such instrument for and on behalf of Tenant.

          C. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to Section 26 are hereinafter sometimes called "Superior Leases" and the mortgages to which this lease is, at the time referred to, subject and subordinate and hereinafter sometimes called "Superior Mortgages." The lessor under any superior lease is sometimes hereinafter referred to as a "Superior Lessor," and the mortgagee under any superior mortgage is hereinafter sometimes referred to as a "Superior Mortgagee."

          D. If, in connection with the obtaining, continuing or renewing of any financing for which the Building, the Land or the interest of the lessee under any Superior Lease represents collateral, in whole or in part, any bank, insurance company, pension fund or other lending institution shall request reasonable modifications of this Lease as a condition of its granting such financing, Tenant will not unreasonably withhold its consent thereto, provided that such modifications do not (1) increase the rental obligations or other costs and expenses payable by Tenant under this Lease, (2) increase or decrease the area of the Demised Premises or the Term, (3) decrease the services required to be provided by Landlord hereunder, (4) increase any of Tenant's other obligations under this Lease, or (5) adversely affect any of Tenant's other rights under this Lease. In the event Landlord is successful in obtaining such financing, Landlord agrees to use its best efforts to obtain a usual and customary non-disturbance agreement from such lender for the benefit of Tenant.

          E. In the event of any act or omission of Landlord which would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or a total eviction, Tenant agrees that Tenant shall not exercise such right;

               (1) until it has given written notice of such act or omission to the holder of each Superior Lessee or Superior Mortgagee whose name and address shall previously have been furnished to Tenant in writing; and

               (2) unless such act or omission shall be one which is not capable of being remedied by Landlord or any such Superior Lessor or Superior Mortgagee within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time the such Superior Mortgagee or Superior Lessor shall have become entitled under its superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Superior Mortgagee or Superior Lessor shall with due diligence give Tenant written notice of its intention to, and commence and continue to, remedy such act or omission.


     27.  SURRENDER OF THE PREMISES

     Except as otherwise herein provided, at the expiration of the Term, Tenant will peacefully yield up to Landlord the Demised Premises, broom clean, in as good order and repair as when delivered to Tenant in accordance with Exhibit B-1, damage by fire, casualty, war, or insurrection or act upon the part of any governmental authority, ordinary wear and tear, and damage by the elements, excepted. Any property left by the Tenant in the Demised Premises shall be deemed abandoned by Tenant, except as otherwise provided in this Lease.


     28.  BROKERAGE

     Tenant covenants, warrants and represents that there was no broker except GRP REALTY COMPANY and DECIMAL POINT REAL ESTATE SERVICES ("Broker(s)") instrumental in consummating this Lease and that no negotiations were had with any broker except the Broker(s) concerning the renting of the Demised Premises. Tenant agrees to indemnify and hold Landlord and the Broker(s) harmless from and against any claims, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) for a brokerage commission arising out of any conversations or negotiations had by Tenant with any broker or finder except the Broker(s), or arising as a result of any inaccuracy of the foregoing representation. Based upon the foregoing representation, Landlord has agreed to pay brokerage commissions to the Broker(s) pursuant to separate agreements, and agrees to indemnify Tenant against liability from such agreements. Landlord further agrees to pay Decimal Point Real Estate Services a commission in the amount of two percent (2%) of the Base Rent for the First Renewal Term and one percent (1%) of the Base Rent for the Second Renewal Term within 30 days of the determination of the Base Rent for each Renewal Term as set forth in this Lease.

     29.  FORCE MAJEURE

     Landlord and Tenant, respectively, shall not be in default hereunder, if Landlord, or as the case may be, Tenant, is unable to fulfill or is delayed in fulfilling any of its obligations to complete the Building, to supply any services hereunder, or to make repairs or replacements hereunder, if Landlord, or as the case may be, Tenant, is prevented from fulfilling or is delayed in fulfilling such obligations by reason of fire or other casualty, strikes or labor troubles, governmental preemption in connection with a national emergency, shortage of supplies or materials, or by reason of any rules, order or regulation of any governmental authority, or by reason of the condition of supply and demand affected by war or other emergency, or any other cause beyond its reasonable control (excluding financial inability). Such inability of delay by Landlord or Tenant in fulfilling any of their respective obligations hereunder shall not affect, impair or excuse the other party hereto from the performance of any of the terms, covenants, conditions, limitations, provisions or agreements hereunder on its part to be performed, nor result in any abatement of rents or Additional Rents payable hereunder except as otherwise provided herein.


     30.  ESTOPPEL CERTIFICATE

          A. At any time and from time to time upon not less than ten (10) business days' prior notice by Landlord or any Superior Lessor or Superior Mortgagee to Tenant, Tenant shall, without charge, execute, acknowledge and deliver to Landlord a statement in writing and in recordable form, prepared by Landlord addressed to such party as Landlord may designate or in form satisfactory to Landlord, certifying any or all of the following:

               (1) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications);

               (2) whether the Term has commenced and Minimum Rent and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid;

               (3) whether or not, to the best knowledge of the signer of such certificate, Landlord is in default in performance of any of the terms of this Lease and, if so, specifying each default of which the signer may have knowledge;

               (4)  whether Tenant has accepted possession of the Demised
                    Premises;

               (5) whether there exist any offsets or defenses against enforcement of any of the terms of this Lease upon the part of the Tenant to be performed, and if so, specifying the same; and

               (6) such further information with respect to the Lease or the Demised Premises as Landlord may reasonably request or any Superior Mortgagee or Superior Lessor may require, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Land or the Building or any part thereof or of the interest of Landlord in any part thereof by any mortgagee or prospective mortgagee thereof, by any lessor or prospective lessor thereof, by any lessee or prospective lessee thereof, or by any prospective assignee of any mortgage thereof.

          B. If Tenant shall fail to execute, acknowledge, and deliver such statement within said ten (10) business day period, Landlord may give Tenant a second notice, enclosing a copy of the notice given pursuant to Section 30A, specifying that Tenant's failure to execute, acknowledge and deliver such statement shall constitute an acknowledgment of the facts as set forth by Landlord, and the failure of Tenant to execute, acknowledge and deliver to Landlord a statement in accordance with the provisions of this Section 30B within five (5) business days after receipt of such second notice shall constitute an acknowledgment by Tenant, which may be relied on by any person who would be entitled to rely upon any such statement, that such statement as submitted by Landlord is true and correct. Notwithstanding such acknowledgment, Tenant shall, at Landlord's option, be in default hereunder for its failure to execute such statement.


     31.  HOLDOVER

     After the expiration of the Term of this Lease, if not extended, or extended term, if extended, if Tenant shall continue in possession thereafter, such possession shall be on a month-to-month basis upon the same terms of this Lease but at twice the Minimum Rent and Additional Rent paid during the preceding expired term until terminated at the end of a month by either party upon thirty (30) days advance written notice to the other party.

     If Tenant shall hold-over or remain in possession beyond the Expiration Date of this Lease, Tenant shall be subject not only to a summary proceeding and all damages related thereto, but also to any damages arising out of any lost opportunities (and/or new leases) by Landlord to relet the Demised Premises (or any part thereof). All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.


     32.  NOTICES

     All notices, demands and requests under this Lease shall be in writing and shall be either hand delivered or sent by Courier or United States Mail and addressed as follows:

     To Tenant:     Modem Media Advertising L.P.
                    228 Saugatuck Avenue
                    Westport, CT 06880

                    Attention: Peter Massey


     Copy To:       Cummings & Lockwood
                    Four Stamford Plaza
                    107 Elm Street
                    Stamford, CT 06902-3851

                    Attention: Geoffrey F. Fay, Esquire


     To Landlord:   Lennar Northeast Partners Limited Partnership
                    600 Peachtree Street, N.E.
                    Atlanta, GA 30308

                    Attention: Director of REO


     Copy to:       GRP Realty Company
                    1150 Summer Street
                    Stamford, CT 06905

                    Attn: Gino R. Partenza


     Copy to:       Brian D. Rosenfeld
                    Attorney at Law
                    196 North Street
                    Stamford, CT 06901

     Either party may, by notice given to the other party in accordance with this Section 32, designate a new address to which notices, demands, and requests shall be sent. Notices, demands, and requests which shall be served upon Landlord or Tenant in the manner aforesaid shall be deemed to have been served or given for all purposes under this Lease on the earlier of actual receipt, or five (5) days after such notice, demand or request shall be hand delivered or sent by Courier or United States Mail as aforesaid.


     33.  WAIVER OF TRIAL BY JURY

     Landlord and Tenant shall and hereby do waive trail by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, any claim of injury or damage and any emergency or any other statutory remedy.

     34.  LATE PAYMENTS

     If Tenant shall fail to pay when due any installment or payment of Minimum Rent or Additional Rent required to be paid hereunder for a period of ten (10) days after the date on which such installment shall have become due, Tenant shall pay interest on such late payment at the Interest Rate, from the date such payment was to be made until payment in full by Tenant to Landlord as Additional Rent, which payment shall be due upon demand. Failure to comply with said provisions shall be a default pursuant to Section 19.

     35.  EFFECTS OF WAIVERS OF DEFAULT

     No consent or waiver, express or implied, by Landlord to or of any breach of any term, covenant or condition of this Lease on the part of Tenant, shall be construed as a consent or waiver to or of any other breach of the same or any other terms, covenant or condition, unless in writing signed by Landlord. The failure of Landlord to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment for the future performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission whether to a similar nature or otherwise.

     36.  LANDLORD'S RIGHT TO CURE DEFAULTS

     Landlord may, but shall not be obligated to, cure, at any time, upon ten
(10) days' notice to Tenant, or in the event of an emergency, without notice to Tenant, any default by Tenant under this Lease, and whenever Landlord so elects, all costs and expenses incurred by Landlord in curing a default, including, without limitation, reasonable attorneys' fees and disbursements, and interest thereon, calculated at the Interest Rate, from the date of the expenditure by Landlord, until payment in full, shall be paid by Tenant to Landlord on demand, and shall be recoverable as Additional Rent.

     37.  SECURITY DEPOSIT

          A. Tenant has deposited with Landlord a certain standby irrevocable Letter of Credit issued by Chemical Bank of New York in the amount of $160,000.00 in favor of the Landlord as security for the performance by Tenant of the terms of this Lease, a copy of which is attached hereto as Exhibit F and made a part hereof (hereinafter the "Security"). Provided that Tenant has not committed any monetary Events of Default pursuant to this Lease for a period of twenty-four (24) consecutive months, and further provided that there are no pending defaults by Tenant on the 25th month of this Lease which remain uncured after any applicable cure period, the amount of the Letter of Credit may be reduced to $120,000.00. Provided Tenant has not committed any monetary Events of Default pursuant to this Lease for a further period of twelve (12) consecutive months, and further provided that there are no pending defaults by Tenant on the 37th month of this Lease which remain uncured after any applicable cure period, the amount of the Letter of Credit may be further reduced to

$80,000.00. This Letter of Credit shall remain in full force and effect throughout the term of this Lease, including all Renewal Terms.

          B. After the expiration of all applicable notice and cure periods under this Lease, Landlord may use any part of the Security to satisfy any default of Tenant and any expenses arising from such default, including but not limited to any damages or rent deficiency before or after re-entry by Landlord.

          C. In the event Landlord draws against the Letter of Credit, Tenant shall, upon demand, deposit with Landlord the full amount so drawn used to be held by Landlord as additional Security, in order that Landlord shall have the full amount of Security available at all times during the term of this Lease. If Tenant shall comply fully with the terms of this Lease, the Security shall be returned to Tenant after the date fixed as the end of the Lease. In the event of a sale or lease of the Building, Landlord shall transfer the Security to the purchaser or lessee, and Landlord shall thereupon be released from all liability for the return of the security. This provision shall apply to every transfer or assignment of the Security to a new Landlord. Tenant shall have no legal power to assign or encumber the Security herein described. The Security described herein shall be delivered upon execution of this Lease.

     38.  PARKING

          A. Except as otherwise set forth in this Lease, Tenant shall have the right to the exclusive use of all parking spaces located on the Land on which the Demised Premises are located on a twenty-four (24) hour, seven (7) day a week basis, subject to the Landlord's right to reasonable temporary use of the parking areas to perform its obligations pursuant to this Lease. Prior to the Commencement Date, Landlord shall request that the adjacent property owner remove the Visitors parking sign indicating that visitors parking is available on the Property.

          B. On or after the Phase Three Occupancy Date, if Landlord is directed to comply with an order of a governmental entity regarding environmental remediation of a portion of the parking area greater than 25%, Landlord agrees to provide alternate parking to Tenant reasonably sufficient to accommodate Tenant's then existing parking requirements and reasonable transportation to and from such alternate parking site and the Demised Premises, all at Landlord's sole cost and expense which shall not be included in Operating Expenses. Landlord shall supply such alternate parking and transportation until 75% or more of the parking area is made available to Tenant.

          C. In the event 25% or more of the parking area continues to be unavailable to Tenant for parking for more than six (6) weeks due to the environmental remediation, Tenant shall be entitled to a rent abatement in the amount of $200.00 per day for each day such unavailability exceeds the six (6) week period.

     39.  COMMERCIAL TRANSACTION

     Tenant hereby acknowledges that the execution and delivery of this Lease is for commercial purposes and waives any right to notice or hearing under Connecticut General States Sections 52-278a through 52-278m, inclusive, as now or hereafter amended, or any successor act thereto, and authorizes the attorney of Landlord to issue a writ for a prejudgment remedy without court order or prior hearing, and further waives all rights under any statute of limitations.

      40. PARTIES BOUND

     The obligations of this Lease shall bind and benefit the successors and permitted assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Section 19 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of Section shall not be construed as modifying the conditions of limitation contained in Section 19. However the obligations of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer (by operation of law or otherwise) of its interest in the Building as owner or lessee thereof and in the event of such transfer said obligations shall thereafter be binding upon each transfer of the interest of Landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Section.

     41.  MISCELLANEOUS

          A. If Tenant is a corporation, each person executing this Lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is a duly incorporated or duly qualified (if foreign) corporation and is authorized to do business in the State of Connecticut (a copy or evidence thereof to be supplied to Landlord upon Request); and that each person executing this Lease on behalf of Tenant is an officer of Tenant and that he or she is duly authorized to execute, acknowledge and deliver this Lease to Landlord (a copy of a resolution to that effect to be supplied to Landlord upon request).

          B. If Tenant is a partnership (or is comprised of two or more persons), or if Tenant's interest in this Lease shall be assigned to a Partnership (or to two or more persons, individually, or as joint venturers) pursuant to Section 18, the following provisions of Section 41B shall apply to such "Partnership Tenant":

               (1) the liability of each of the parties comprising Partnership Tenant (excluding limited partners) shall be joint and several;

               (2) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written modifications, termination, discharge or surrender of this Lease which may hereafter be made and executed by a duly authorized general partner of Tenant, and by any notices, demands, requests, or other communications which may hereinafter be given, by Partnership Tenant or by any of the parties comprising Partnership Tenant;

               (3) any bills, statements, notices, demands, requests, or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and shall be binding upon Partnership Tenant and all parties;

               (4) if Partnership Tenant shall add new general partners, all such new general partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all the terms, covenants, and conditions of this Lease on Tenant's part to be observed and performed;

               (5) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new general partners, and upon demand of Landlord, shall cause each such new general partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new general partner shall assume performance of all the terms, covenants, and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement shall violate the provisions of Section 41B.(4).

          C. Tenant may record a notice of this Lease in accordance with C.G.S.A. (S) 47-19.

     42.  ENTIRE AGREEMENT, ETC.

     This Lease and the Exhibits annexed hereto set forth the entire agreement between the parties. This Lease becomes effective as a lease only when duly signed by both Landlord and Tenant and a counterpart thereof shall have been delivered to Tenant. All exhibits annexed to this Lease are hereby incorporated into this Lease.

                                       Lennar Northeast II
                                       Limited Partnership
                                       By LNP Real Estate Corporation,
-----------------------------             its sole general partner


/s/ Cathy Horton                       By /s/ Mark A. Griffith
-----------------------------            ----------------------------------
                                           Mark A. Griffith
                                           Vice President

/s/ Tom Feeley                         Moderm Media Advertising L.P.
-----------------------------          By
                                         its general partner


/s/ T.P. Skidd, Jr.                    By /s/ Douglas Ahlers
-----------------------------             ---------------------------
                                          Douglas Ahlers
                                          its President

                                  EXHIBIT A-1

                                 SEE SITE PLAN

                                  EXHIBIT A-2

                       228 SAUGATUCK AVENUE - 2ND FLOOR



See original for diagrams

                             EXHIBITS A-3 AND A-4

                       228 SAUGATUCK AVENUE - 1ST FLOOR



See original for diagrams

                                  EXHIBIT B-1


     1.   PHASE ONE SPACE

          A. Landlord shall perform all work necessary to make the HVAC and mechanical systems for the Phase One Space as they presently exist fully operational for occupancy by Tenant.

          B. Landlord shall complete certain additional work in the Phase One Space by the Phase One Commencement Date as set forth on plans and specifications provided by Tenant to Landlord on or before June 13, 1995. Such plans and specifications must be approved by Landlord, such approval not to be unreasonably withheld or delayed. Landlord shall pay the cost and expense of producing these plans and specifications and of completing the work set forth therein, such cost not to exceed the sum of $69,840.00 (the "Phase One Allowance").

          C.   In the event the cost of the work to be performed as set forth in section 1.B is less than $69,840.00, Tenant shall be entitled to a credit against any Minimum Rent next due under this Lease in the amount of the difference between the actual cost of such work and the Phase One Allowance.

          D.   In the event the cost of the work to be performed as set forth in section 1.B is more than $69,840.00, Tenant shall pay such excess amount to Landlord within 15 days of Landlord's submission to Tenant of a written statement of such amount.

     2.   PHASE TWO SPACE

          A. Landlord shall complete the fit up of the Phase Two Space by the Phase Two Commencement Date as set forth on plans and specifications provided by Tenant to Landlord on or before August 1, 1995. Such plans and specifications must be approved by Landlord, such approval not to be unreasonably withheld or delayed. Landlord shall pay the cost and expense of producing these plans and specifications and of completing the work set forth therein, such cost not to exceed the sum of $132,000.00 (the "Phase Two Allowance").

          B. Landlord shall perform at its sole cost and expense all work necessary to install the HVAC and mechanical systems for the Phase Two Space, and to soundproof the mechanical room.

          C.   In the event the cost of the work to be performed as set forth in section 2.A is less than $132,000.00, Tenant shall be entitled to a credit against any Minimum Rent next due under this Lease in the amount of the difference between the actual cost of such work and the Phase Two Allowance.

          D.   In the event the cost of the work to be performed as set forth in section 2.A is more than $132,000.00, Tenant shall pay such excess amount to Landlord within 15 days of Landlord's submission to Tenant of a written statement of such amount.

     3.   PHASE THREE SPACE

          A. Landlord shall complete the fit up of the Phase Three Space by the Phase Three Commencement Date as set forth on plans and specifications provided by Tenant to Landlord on or before April 1, 1996. Such plans and specifications must be approved by Landlord, such approval not to be unreasonably withheld or delayed. Landlord shall pay the cost and expense of producing these plans and specifications and of completing the work set forth therein, such cost not to exceed the sum of $99,920.00 (the "Phase Three Allowance").

          B. Landlord shall perform at its sole cost and expense all work necessary to install the HVAC and mechanical systems for the Phase Three Space.

          C.   In the event the cost of the work to be performed as set forth in section 3.A is less than $99,920.00, Tenant shall be entitled to a credit against any Minimum Rent next due under this Lease in the amount of the difference between the actual cost of such work and the Phase Three Allowance.

          D.   In the event the cost of the work to be performed as set forth in section 3.A is more than $99,920.00, Tenant shall pay such excess amount to Landlord within 15 days of Landlord's submission to Tenant of a written statement of such amount.

     4.   CONSTRUCTION PROVISIONS

          A. All construction to be performed pursuant to this Exhibit B shall be done pursuant to plans and specifications approved by Landlord, shall comply with all applicable governmental rules and regulations, shall be done only by Landlord or contractors, sub-contractors and mechanics reasonably approved by Landlord, shall be done in a good and workmanlike manner to Landlord's reasonable satisfaction, using new materials and equipment at least equal in quality and class to the original installations in the Building, shall be done in a manner which will assure labor harmony at the Building shall be consistent with the uses permitted under this Lease, and in all other respects shall comply with the terms and provisions of this Lease.

          B. Tenant shall have the right to obtain three competitive bids from contractors or sub-contractors other than Landlord for the cost of the construction to be performed pursuant to this Exhibit B-1. If Tenant elects to obtain such bids, it shall submit to Landlord copies of the competitive bids on or before the dates that it is to submit its plans and specifications for each Phase of the work to Landlord. Landlord and Tenant agree that GRP REALTY COMPANY, Landlord's property manager, shall then have the absolute right, to be exercised within 10 business days of receipt of copies of such bids from Landlord, to elect to perform such Tenant's Improvements at the same cost and upon the same terms as shown in said contracts and sub-contracts.

          C. If GRP REALTY COMPANY elects not to perform the construction of such improvements itself, then Landlord and Tenant shall together select a contractor or contractors from those bids procured by Tenant.

          D. Landlord agrees to use its best efforts to secure a one year warranty against defects in materials and workmanship from its contractors for a period of one year from the date of the completion of the work for each Phase, and it further agrees to assign any such warranties to Tenant upon the completion of such work for each Phase.

                                   EXHIBIT C

                               CLEANING SERVICE
                             228 Saugatuck Avenue
                                 Westport, CT


GENERAL

Empty wastebaskets and recycling containers and damp wipe ashtrays Monday through Friday, excluding legal holidays.

Dust jambs and sill.  Same are to be high dusted semi-annually.

Vacuum rugs Monday through Friday, excluding legal holidays.

LAVATORIES

Sanitize drinking fountains, toilet room floors, basins, bowls, seats, urinals Monday through Friday, excluding legal holidays.

Refill toilet room receptacles as required.

Paper towels, toilet tissue and soap will be supplied at Landlord's expense.

Paper towels and sanitary disposal receptacles emptied and cleaned Monday through Friday, excluding legal holidays.

Clean, polish and wash metal partitions and walls when necessary.

Clean mirrors Monday through Friday, excluding legal holidays.

WINDOWS

Wash windows inside and out twice per annum.

                                   EXHIBIT D

                             RULES AND REGULATIONS


1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress or egress to and from the Demised Premises.

2. No awnings or other projections shall be attached to the outside walls of the building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Demised Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color and attached in the manner approved by the Landlord, which approval shall not be unreasonably withheld nor delayed.

3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the Demised Premises, building or parking areas without the prior written consent of Landlord which shall not be unreasonably withheld or delayed. In the event of the violation of the foregoing of any tenant, Landlord, after five (5) days prior notice to Tenant, may remove same without any liability, and may charge the expense incurred by such removal to the tenant violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted, or affixed for each tenant by the Landlord at the expense of such tenant and shall be of a size, color and style acceptable to the Landlord, except as provided in the Lease.

4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the building shall not be covered or obstructed by any tenant. Tenant shall use its best efforts to prevent the placement of any bottles, parcels, plants or other articles be placed on the window sills.

5. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the building, nor placed in the halls, corridors or vestibules without the prior written consent of the Landlord.

6. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

7. No tenant shall deface any part of the Demised Premises or the building of which they form a part. No tenant shall lay linoleum, or other similar floor covering. The use of cement or other adhesive material for affixing floor covering to the floor is expressly prohibited, except that a paste or other material soluble in water may be used. Notwithstanding the above provisions, Tenant may install normal decorative wall hangings in the Demised Premises.

8. No bicycles, vehicles, birds or animals of any kind shall be brought into or kept in or about the Building, and no commercial cooking shall be done or permitted by any tenant on the Demised Premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Demised Premises or any nuisance of any kind thereon.

9. No space in the building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

10. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, talking machine, television set, unmusical noise, whistling, singing, or in any other way. No tenant shall throw anything out of the doors, windows, or skylights or down the passageways.

11. No flammable, combustible or explosive fluid, chemical or substance other than normal cleaning and office use fluids shall at any time be brought or kept upon the premises by any tenant or by the servants, employees, agents, visitors or licensees of any tenant.

12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant nor shall any changes be made in existing locks or the mechanism thereof without Landlord's consent. Each tenant must, upon termination of his tenancy, restore to the Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by such tenant and in the event of the loss of any keys, so furnished, such tenant shall pay to the Landlord the cost thereof.

13. Unless Tenant is the only occupant of the Building, all removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during hours other than regular business hours upon arrangement with the Landlord, The Landlord reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates these Rules and Regulations.

14. No tenant shall purchase spring water, ice, towels, or other like service, from any company or persons not approved by Landlord.

15. Landlord shall have the right to prohibit any advertising by any tenant, which, in the Landlord's opinion, reasonably exercised, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from the Landlord, tenant shall refrain from or discontinue such advertising.

16. Legal holidays: Thanksgiving Day, Christmas Day, New Years Day, Memorial Day, Independence Day, and Labor Day.

17. Each tenant, before closing and leaving the said premises at any time, shall see that all doors are closed and all lights are turned off.

18. The premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

19. The requirements of tenants will be attended to only upon application at the office of the building. Employees shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of the Landlord.

20. Canvassing, soliciting and peddling in the building is prohibited, and each tenant shall cooperate to prevent the same.

21. Unless Tenant is the sole occupant of the Building, moving into and out of the building can only occur on weekends or after 5:30 P.M. on weekdays. All moving must be arranged, in writing, at least three working days in advance. Tenant must include building personnel at its sole cost to supervise building during move.

22. Tenant agrees to separate, segregate or otherwise handle its waste and garbage in accordance with standards issued by Landlord in order to comply with any recycling laws, regulations or ordinances that may be in effect from time to time.

                                      -3-